                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

                                   FORM S-1

                     POST-EFFECTIVE AMENDMENT NUMBER 35 TO

                     REGISTRATION STATEMENT NUMBER 2-95577

                    Ameriprise Flexible Savings Certificate

                                     UNDER

                          THE SECURITIES ACT OF 1933

                        AMERIPRISE CERTIFICATE COMPANY
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)

                                   DELAWARE
--------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                     6725
--------------------------------------------------------------------------------
           (Primary Standard Industrial Classification Code Number)

                                  41-6009975
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification No.)

    70100 Ameriprise Financial Center, Minneapolis, MN 55474 (612) 671-3131
--------------------------------------------------------------------------------
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             Scott R. Plummer - 5228 Ameriprise Financial Center,
                     Minneapolis, MN 55474, (612) 671-1947
--------------------------------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            AMERIPRISE CERTIFICATES

                           PROSPECTUS APRIL 25, 2007



AMERIPRISE CASH RESERVE                         You may:
CERTIFICATE                                     o     Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.

EARN COMPETITIVE RATES WITH                     o     Earn a fixed rate of interest declared every three months.
READY ACCESS TO YOUR CASH RESERVES.             o     Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

------------------------------------------------------------------------------------------------------------------------------------

AMERIPRISE FLEXIBLE                             You may:
SAVINGS CERTIFICATE                             o     Purchase this certificate in any amount from $1,000 through $1 million.

                                                o     Select a term of six, 12, 18, 24, 30 or 36 months.
EARN COMPETITIVE RATES GUARANTEED               o     Invest in successive terms up to a total of 20 years from the issue date of
BY AMERIPRISE CERTIFICATE COMPANY                     the certificate.
FOR THE TERM YOU CHOOSE.                        o     Purchases through some distribution channels and recipients of promotional coupons may be eligible for special rates. See "Initial Interest Rates for
                                                      Ameriprise Flexible Savings Certificate" as well as "Rates for New Purchases"
                                                      under "About the Certificate."

------------------------------------------------------------------------------------------------------------------------------------

AMERIPRISE INSTALLMENT                          You may:
CERTIFICATE                                     o     Purchase this certificate with monthly investments in any amount from $50 through $5,000.

EARN COMPETITIVE RATES                          o     Earn a fixed rate of interest declared every three months.
WHILE YOU BUILD YOUR SAVINGS.                   o     Receive bonus interest payments if you make regular investments for specified periods.
                                                o     Keep your certificate for up to 10 years from its issue date.

------------------------------------------------------------------------------------------------------------------------------------

AMERIPRISE MARKET STRATEGY                      You may:
CERTIFICATE                                     o     Purchase this certificate in any amount from $1,000 through $1 million.
                                                o     Allocate your money to a fixed-interest subaccount. You must make periodic
POTENTIAL FOR STOCK MARKET GROWTH                     investments from this subaccount to participation terms.
WITH SAFETY OF PRINCIPAL.                       o     Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return between 7% and 8%, for a 52-week term.

                                                o     Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.
                                                o     Keep your certificate for up to 20 years from its issue date.

------------------------------------------------------------------------------------------------------------------------------------

AMERIPRISE STOCK MARKET                         You may:
CERTIFICATE                                     o     Purchase this certificate in any amount from $1,000 through $1 million.
                                                o     Participate in any increase of the stock market based on the S&P 500 Index
POTENTIAL FOR STOCK MARKET GROWTH WITH                while protecting your principal, up to a maximum return between 7% and 8%, for
SAFETY OF PRINCIPAL.                                  a 52-week term.

                                                o     Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.
                                                o     Keep your certificate for up to 14 successive terms.
                                                o     Purchasers of these certificates or other similar certificates through some distribution channels may be eligible for special rates. See "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate," as well as
                                                      "Maximum Return" in "Interest" under "About the Certificate."

------------------------------------------------------------------------------------------------------------------------------------

LIKE ALL INVESTMENT COMPANIES, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Ameriprise Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

Ameriprise Certificates are backed solely by the assets of Ameriprise Certificate Company. For Ameriprise Market Strategy Certificate and Ameriprise Stock Market Certificate to the extent your product interest is linked to the S&P 500 Index, you might earn no interest. See "Risk Factors."

THE DISTRIBUTOR is not required to sell any specific amount of certificates.

ISSUER: Ameriprise Certificate Company, 70100 Ameriprise Financial Center, Minneapolis, MN 55474, (800) 862-7919 (toll free)

DISTRIBUTOR: Ameriprise Financial Services, Inc.

INITIAL INTEREST RATES FOR AMERIPRISE CASH RESERVE CERTIFICATE


Ameriprise Certificate Company (ACC) guarantees a fixed interest rate for each three-month period during the life of the certificate. For your initial term, ACC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 3-month certificates of deposit published in the most recent Bank Rate Monitor Top 25 Market Average. Bank Rate Monitor Top 25 Market Average is a mark owned by Bankrate.com, a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation.

Here are the interest rates in effect on April 25, 2007:


INVESTMENT AMOUNT             INTEREST RATE*        EFFECTIVE ANNUALIZED YIELD**

$50 to $9,999                       %                         %
$10,000 to $24,999                  %                         %
$25,000 or more                     %                         %


* Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

**    Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of ACC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

INITIAL INTEREST RATES FOR AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE

ACC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificate of deposit interest rates, published in the most recent Bank Rate Monitor Top 25 Market Average(R). Bank Rate Monitor Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation.


Here are the interest rates in effect on April 25, 2007:


TERM                          INTEREST RATE*        EFFECTIVE ANNUALIZED YIELD**

6 month                              %                           %
12 month                             %                           %
18 month                             %                           %
24 month                             %                           %
30 month                             %                           %
36 month                             %                           %


* These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for New Purchases" and "Promotions and Pricing Flexibility" under "About the Certificate."

**    Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of ACC and may also differ from the rates shown here. Recipients of promotional coupons may be eligible for special rates. See "Rates for New Purchases" under "About the Certificate" for more explanation.

INITIAL INTEREST RATES FOR AMERIPRISE INSTALLMENT CERTIFICATE

ACC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent Bank Rate Monitor Top 25 Market Average(R). Bank Rate Monitor Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation.


Here are the interest rates in effect on April 25, 2007:


                              INTEREST RATE         EFFECTIVE ANNUALIZED YIELD*

                                    %                          %


*     Assuming monthly compounding.


2p AMERIPRISE CERTIFICATES - PROSPECTUS

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of ACC and may also differ from the rates shown here. See "Rates for New Purchases" under "About the Certificate" for further information.

INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE MARKET STRATEGY CERTIFICATE

ACC guarantees your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Index (S&P 500 Index). See "About the Certificate" for more explanation.


Here are the interest rates and market participation percentages in effect for sales on April 25, 2007:


FIXED INTEREST:


CURRENTLY ___%


PARTICIPATION TERMS:

MAXIMUM RETURN              MARKET PARTICIPATION PERCENTAGE     MINIMUM INTEREST

      %                               100% (full)                   None
      %                                25% (partial)                   %

These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, ACC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 12-month certificates of deposit published in the most recent Bank Rate Monitor Top 25 Market Average(R). Bank Rate Monitor Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. See "About the Certificate" for more explanation. For your first term, your maximum return will be within the range of 7% to 8%, and your minimum guaranteed interest rate on partial participation will be within the range of 2% to 3%. Rates for future terms are set at the discretion of ACC and may differ from the rates shown here.


INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE STOCK MARKET CERTIFICATE

ACC guarantees your principal. The interest on your certificate is linked to stock market performance as measured by the S&P 500 Index. See "About the Certificate" for more explanation.


Here are the interest rates and market participation percentages in effect for sales on April 25, 2007:


MAXIMUM RETURN              MARKET PARTICIPATION PERCENTAGE     MINIMUM INTEREST

      %                               100% (full)                    None
      %                                25% (partial)                    %

These rates may or may not have changed when you apply to purchase your certificate. For your first term, your maximum return will be within the range of 7% to 8%, and your minimum guaranteed interest rate on partial participation will be within the range of 2% to 3%. However, if you have received a special promotional rate and comply with the requirements as described in "Maximum return" in "Interest" under "About the Certificate," then your maximum return for your first term will be within the range 8% to 9%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.


ACC may offer different rates, maximum returns, market participation percentages and minimum interest rates for different distribution channels or in other circumstances. For more information call (800) 862-7919 and see "Promotions and Pricing Flexibility" under "About the Certificates."


AMERIPRISE CERTIFICATES - PROSPECTUS 3p

RISK FACTORS

You should consider the following when investing in Ameriprise Certificates:

These certificates are backed solely by the assets of ACC. Most of our assets are debt securities and are subject to the following risks:

INTEREST RATE RISK: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

CREDIT RISK: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

To the extent you link your interest to the S&P 500 Index when you invest in AMERIPRISE MARKET STRATEGY CERTIFICATE and AMERIPRISE STOCK MARKET CERTIFICATE, you might earn no interest. If you choose to link all of your returns on these certificates to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the Certificate."


AMERIPRISE CERTIFICATE COMPANY AND AMERIPRISE FINANCIAL, INC.

Ameriprise Financial, Inc. (Ameriprise Financial) is the parent company of the Ameriprise Certificate Company, the issuer of Ameriprise Certificates.


Ameriprise Financial and its subsidiaries provide a variety of services to Ameriprise Certificate Company:

--------------------------------------------------------------------------------

COMPANY NAME                               SERVICES
--------------------------------------------------------------------------------
RiverSource Investments, LLC               Investment Management Services
(RiverSource Investments)
--------------------------------------------------------------------------------
Ameriprise Financial, Inc.                 Administrative Services
(Ameriprise Financial)
--------------------------------------------------------------------------------
Ameriprise Financial Services, Inc.        Distribution Services
(Ameriprise Financial Services)
--------------------------------------------------------------------------------
RiverSource Service Corporation            Transfer Agent Services
--------------------------------------------------------------------------------
Ameriprise Trust Company                   Custodian Services

--------------------------------------------------------------------------------


4p AMERIPRISE CERTIFICATES - PROSPECTUS

TABLE OF CONTENTS

INITIAL INTEREST RATES FOR AMERIPRISE CASH RESERVE CERTIFICATE ........................   2P

INITIAL INTEREST RATES FOR AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE ....................   2P

INITIAL INTEREST RATES FOR AMERIPRISE INSTALLMENT CERTIFICATE .........................   2P

INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE MARKET STRATEGY CERTIFICATE ...   3P

INITIAL INTEREST AND PARTICIPATION RATES FOR AMERIPRISE STOCK MARKET CERTIFICATE ......   3P

RISK FACTORS ..........................................................................   4P


AMERIPRISE CERTIFICATE COMPANY AND AMERIPRISE FINANCIAL, INC. .........................   4P


AMERIPRISE CASH RESERVE CERTIFICATE ...................................................   7P

   ABOUT THE CERTIFICATE ..............................................................   7P

   Read and Keep This Prospectus ......................................................   7p
   Investment Amounts and Terms .......................................................   7p
   Face Amount and Principal ..........................................................   7p
   Value at Maturity ..................................................................   7p
   Receiving Cash During the Term .....................................................   7p
   Interest ...........................................................................   8p
   Rates for New Purchases ............................................................   8p
   Promotions and Pricing Flexibility .................................................   8p

   HOW TO INVEST AND WITHDRAW FUNDS ...................................................   9P

   Buying Your Certificate ............................................................   9p
   Bonus Payment ......................................................................   9p
   Additional Investments .............................................................  10p
   How to Make Investments ............................................................  11p
   Full and Partial Withdrawals .......................................................  12p
   When Your Certificate Term Ends ....................................................  12p
   Transfers to Other Accounts ........................................................  12p
   How to Request a Withdrawal or Transfer ............................................  13p
   How to Receive Payment When You Withdraw Funds .....................................  13p

AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE ...............................................  14P

   ABOUT THE CERTIFICATE ..............................................................  14P

   Read and Keep This Prospectus ......................................................  14p
   Investment Amounts and Terms .......................................................  14p
   Face Amount and Principal ..........................................................  14p
   Value at Maturity ..................................................................  14p
   Receiving Cash During the Term .....................................................  15p
   Interest ...........................................................................  15p
   Rates for New Purchases ............................................................  15p
   Promotions and Pricing Flexibility .................................................  17p

   HOW TO INVEST AND WITHDRAW FUNDS ...................................................  18P

   Buying Your Certificate ............................................................  18p
   Additional Investments .............................................................  18p
   How to Make Investments ............................................................  19p
   Full and Partial Withdrawals .......................................................  19p
   When Your Certificate Term Ends ....................................................  20p
   Transfers to Other Accounts ........................................................  21p
   How to Request a Withdrawal or Transfer ............................................  21p
   How to Receive Payment When You Withdraw Funds .....................................  22p

AMERIPRISE INSTALLMENT CERTIFICATE ....................................................  23P

   ABOUT THE CERTIFICATE ..............................................................  23P

   Read and Keep This Prospectus ......................................................  23p
   Investment Amounts .................................................................  23p
   Face Amount and Principal ..........................................................  23p
   Value at Maturity ..................................................................  23p
   Receiving Cash During the Term .....................................................  23p
   Interest ...........................................................................  23p
   Rates for New Purchases ............................................................  24p
   Promotions and Pricing Flexibility .................................................  24p
   Bonus Payments .....................................................................  25p
   Calculating Your Bonus .............................................................  27p

   HOW TO INVEST AND WITHDRAW FUNDS ...................................................  29P

   Buying Your Certificate ............................................................  29p
   How to Make Monthly Investments ....................................................  29p
   Full and Partial Withdrawals .......................................................  30p
   Transfers to Other Accounts ........................................................  31p
   How to Request a Withdrawal or Transfer ............................................  31p
   How to Receive Payment When You Withdraw Funds .....................................  31p


AMERIPRISE CERTIFICATES - PROSPECTUS 5p

AMERIPRISE MARKET STRATEGY CERTIFICATE ................................................  32P

   ABOUT THE CERTIFICATE ..............................................................  32P

   Read and Keep This Prospectus ......................................................  32p
   Investment Amounts .................................................................  32p
   Face Amount and Principal ..........................................................  32p
   Participation Term .................................................................  32p
   Value at Maturity ..................................................................  33p
   Receiving Cash During the Term .....................................................  33p
   Interest ...........................................................................  33p
   Promotions and Pricing Flexibility .................................................  37p
   Historical Data on the S&P 500 Index ...............................................  37p
   Calculation of Return ..............................................................  40p
   About the S&P 500 Index ............................................................  42p
   Opportunities at the End of a Participation Term ...................................  43p

   HOW TO INVEST AND WITHDRAW FUNDS ...................................................  43P

   Buying Your Certificate ............................................................  43p
   How to Make Investments ............................................................  44p
   Full and Partial Withdrawals .......................................................  44p
   Transfers to Other Accounts ........................................................  45p
   How to Request a Withdrawal or Transfer ............................................  46p
   How to Receive Payment When You Withdraw Funds .....................................  46p

AMERIPRISE STOCK MARKET CERTIFICATE ...................................................  47P

   ABOUT THE CERTIFICATE ..............................................................  47P

   Read and Keep This Prospectus ......................................................  47p
   Investment Amounts .................................................................  47p
   Face Amount and Principal ..........................................................  47p
   Certificate Term ...................................................................  47p
   Value at Maturity ..................................................................  47p
   Receiving Cash During the Term .....................................................  48p
   Interest ...........................................................................  48p
   Promotions and Pricing Flexibility .................................................  49p
   Historical Data on the S&P 500 Index ...............................................  50p
   Calculation of Return ..............................................................  52p
   About the S&P 500 Index ............................................................  54p
   Opportunities at the End of a Term .................................................  55p

   HOW TO INVEST AND WITHDRAW FUNDS ...................................................  55P

   Buying Your Certificate ............................................................  55p
   How to Make Investments ............................................................  56p
   Full and Partial Withdrawals .......................................................  56p
   Transfers to Other Accounts ........................................................  57p
   How to Request a Withdrawal or Transfer ............................................  58p
   How to Receive Payment When You Withdraw Funds .....................................  58p

GENERAL INFORMATION ...................................................................  59P

   Retirement Plans: Special Policies .................................................  59p
   Withdrawal at Death for Ameriprise Flexible Savings
      Certificate and Ameriprise Installment Certificate ..............................  59p
   Transfer of Ownership ..............................................................  59p
   For More Information ...............................................................  59p

   TAXES ON YOUR EARNINGS .............................................................  60P

   Retirement Accounts ................................................................  60p
   Gifts to Minors ....................................................................  60p
   Your TIN and Backup Withholding ....................................................  61p

   HOW YOUR MONEY IS USED AND PROTECTED ...............................................  61P

   Invested and Guaranteed by ACC .....................................................  61p
   Regulated by Government ............................................................  62p
   Backed by Our Investments ..........................................................  62p
   Investment Policies ................................................................  62p

   GENERAL INFORMATION ON ACC AND HOW IT OPERATES .....................................  64P

   Relationship Between ACC and Ameriprise Financial, Inc. ............................  64p
   Capital Structure and Certificates Issued ..........................................  64p
   Service Providers ..................................................................  64p

   Investment Management and Services .................................................  64p

   Distribution .......................................................................  66p
   Transfer Agent .....................................................................  66p
   Custodian ..........................................................................  66p
   Directors and Officers .............................................................  67p
   Independent Registered Public Accounting Firm ......................................  69p

   ADDITIONAL INFORMATION .............................................................  69P

   APPENDIX ...........................................................................  69PS


6p AMERIPRISE CERTIFICATES - PROSPECTUS

Ameriprise Cash Reserve Certificate

ABOUT THE CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Cash Reserve Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS AND TERMS

You may purchase the Ameriprise Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments, less withdrawals, over the life of the certificate may not exceed $1 million unless you receive prior approval from ACC. ACC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. We may waive the minimum investment amount requirement for certain IRAs. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals              Face amount (initial investment)
plus                          At the end of a term, interest credited to your account during the term
minus                         Any interest paid to you in cash
plus                          Any additional investments
minus                         Any withdrawals, fees and applicable penalties
-----------------------------------------------------------------------------------------------------

For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

                  $5,000      Face amount (initial investment)
plus                  75      Interest credited to your account
minus                 (0)     Interest paid to you in cash
plus               2,500      Additional investment
minus                 (0)     Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------
                  $7,575      Principal at the beginning of the next term
==========================================================================

VALUE AT MATURITY

Your certificate matures 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."


AMERIPRISE CERTIFICATES - PROSPECTUS 7p

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

ACC declares and guarantees a fixed rate of interest for each three-month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o     applying the interest rate then in effect to your balance each day,

o     adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at one of the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES


ACC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. ACC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BRM Top 25 Market Average for 3-month certificates of deposit (CDs) available from banks.

INVESTMENT AMOUNT             RATE FOR NEW PURCHASES
Less than $10,000             Within a range from 325 basis points (3.25%)
                              below to 225 basis points (2.25%) below
                              the rate of 3-month CDs
--------------------------------------------------------------------------------
From $10,000 to $24,999       Within a range from 150 basis points (1.50%)
                              below to 50 basis points (0.50%) below
                              the rate of 3-month CDs
--------------------------------------------------------------------------------
$25,000 and above             Within a range from 125 basis points (1.25%)
                              below to 25 basis points (0.25%) below
                              the rate of 3-month CDs
--------------------------------------------------------------------------------

For example, if the average rate most recently published for the 3-month CDs is 5.50%, our rate in effect for the following week for amounts of $10,000 to $24,999 would be between 4% and 5%.

Bank Rate Monitor (BRM) Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. BRM has no connection with ACC, Ameriprise Financial or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

To obtain information on current BRM Top 25 Market Average rates, call us at the telephone numbers listed on the back cover.


Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

o the rate in effect on the date your COMPLETED application is accepted by ACC and funds are received; or

o     the rate in effect seven days prior to that date.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by Ameriprise Financial or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account. These rates will be within a range, described in "Rates for New Purchases."

These promotions will generally be for a specified period of time. If we offer a promotion, the rates will be set as follows:

INVESTMENT AMOUNT             PROMOTION RATE

Less than $10,000             Within a range from 300
                              basis points (3.00%) below to 200
                              basis points (2.00%) below the rate of 3-month CDs
--------------------------------------------------------------------------------
From $10,000 to $24,999       Within a range from 125 basis points
                              (1.25%) below to 25 basis points (0.25%) below
                              the rate of 3-month CDs
--------------------------------------------------------------------------------
$25,000 and above             Within a range from 100 basis points (1.00%)
                              below to 0 basis points (0.00%) above the
                              rate of 3-month CDs

--------------------------------------------------------------------------------


8p AMERIPRISE CERTIFICATES - PROSPECTUS

RATES FOR FUTURE TERMS: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including the BRM Top 25 Market average rate for 3-month CDs. Nevertheless, we have complete discretion as to what interest is declared beyond the initial three-month term. If the BRM Top 25 Market average rate for 3-month CDs is no longer publicly available or feasible to use, ACC may use another similar source as a guide for setting rates.

PERFORMANCE: From February 1996 through April 24, 2001, and from April 25, 2007 to the present Ameriprise Cash Reserve yields were compared to and were generally higher than average bank and thrift three-month CD yields, as measured by the Bank Rate Monitor (BRM) Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. BRM has no connection with ACC, Ameriprise Financial or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

From April 25, 2001 through April 24, 2007, Ameriprise Cash Reserve Certificate yields were compared to and were generally comparable to the U.S. 90 day Treasury Bill rate. The U.S. 90 day Treasury Bill is a debt instrument issued by the U.S. Treasury.


                 YIELDS FROM FEBRUARY 1997 THROUGH FEBRUARY 2007

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                     AMP                      BRM
        Date        Cash         BRM         Top 25      3 mth
                   Reserve      Top 25       Money     Treasury
                 ($10-$24k)     3 mth        Market      Bill
       Feb-97       4.30%       4.14%        2.59%       5.14%
       Mar-97       4.30%       4.13%        2.60%       5.28%
       Apr-97       4.20%       4.14%        2.58%       5.30%
       May-97       4.20%       4.18%        2.59%       5.20%
       Jun-97       4.20%       4.19%        2.60%       5.07%
       Jul-97       4.20%       4.19%        2.60%       5.19%
       Aug-97       4.30%       4.19%        2.59%       5.28%
       Sep-97       4.30%       4.19%        2.59%       5.08%
       Oct-97       4.30%       4.19%        2.59%       5.11%
       Nov-97       4.20%       4.19%        2.58%       5.28%
       Dec-97       4.25%       4.20%        2.58%       5.30%
       Jan-98       4.25%       4.21%        2.58%       5.18%
       Feb-98       4.20%       4.17%        2.55%       5.23%
       Mar-98       4.20%       4.15%        2.55%       5.16%
       Apr-98       4.20%       4.16%        2.50%       5.08%
       May-98       4.20%       4.13%        2.49%       5.14%
       Jun-98       4.15%       4.13%        2.48%       5.12%
       Jul-98       4.15%       4.13%        2.48%       5.09%
       Aug-98       4.15%       4.13%        2.49%       5.04%
       Sep-98       4.15%       4.11%        2.49%       4.74%
       Oct-98       4.10%       4.07%        2.47%       4.07%
       Nov-98       4.00%       3.91%        2.41%       4.53%
       Dec-98       3.90%       3.86%        2.37%       4.50%
       Jan-99       3.85%       3.81%        2.28%       4.45%
       Feb-99       3.85%       3.80%        2.29%       4.56%
       Mar-99       3.80%       3.78%        2.29%       4.57%
       Apr-99       3.85%       3.79%        2.25%       4.41%
       May-99       3.80%       3.77%        2.24%       4.63%
       Jun-99       3.80%       3.78%        2.21%       4.72%
       Jul-99       3.85%       3.80%        2.19%       4.69%
       Aug-99       3.85%       3.84%        2.20%       4.87%
       Sep-99       3.90%       3.89%        2.20%       4.82%
       Oct-99       4.00%       3.94%        2.22%       5.02%
       Nov-99       4.05%       4.01%        2.21%       5.23%
       Dec-99       4.09%       4.07%        2.21%       5.36%
       Jan-00       4.15%       4.12%        2.22%       5.50%
       Feb-00       4.20%       4.14%        2.22%       5.73%
       Mar-00       4.30%       4.25%        2.24%       5.86%
       Apr-00       4.35%       4.28%        2.22%       5.82%
       May-00       4.35%       4.32%        2.24%       5.99%
       Jun-00       4.45%       4.40%        2.26%       5.86%
       Jul-00       4.50%       4.47%        2.26%       6.14%
       Aug-00       4.50%       4.51%        2.26%       6.28%
       Sep-00       4.55%       4.53%        2.29%       6.18%
       Oct-00       4.55%       4.53%        2.28%       6.29%
       Nov-00       4.55%       4.53%        2.27%       6.36%
       Dec-00       4.55%       4.53%        2.29%       5.94%
       Jan-01       4.55%       4.53%        2.28%       5.29%
       Feb-01       4.40%       4.39%        2.24%       5.01%
       Mar-01       4.20%       4.22%        2.19%       4.86%
       Apr-01       4.00%       4.00%        2.13%       4.29%
       May-01       4.27%       3.76%        2.05%       3.88%
       Jun-01       3.72%       3.48%        1.95%       3.62%
       Jul-01       3.52%       3.35%        1.89%       3.66%
       Aug-01       3.10%       3.27%        1.84%       3.52%
       Sep-01       2.96%       3.09%        1.79%       3.37%
       Oct-01       2.64%       2.65%        1.61%       2.37%
       Nov-01       2.17%       2.20%        1.41%       2.01%
       Dec-01       1.76%       1.89%        1.25%       1.73%
       Jan-02       1.25%       1.78%        1.19%       1.73%
       Feb-02       1.21%       1.66%        1.15%       1.73%
       Mar-02       1.24%       1.64%        1.12%       1.74%
       Apr-02       1.29%       1.64%        1.11%       1.75%
       May-02       1.21%       1.64%        1.11%       1.74%
       Jun-02       1.23%       1.61%        1.10%       1.72%
       Jul-02       1.19%       1.58%        1.08%       1.69%
       Aug-02       1.18%       1.52%        1.06%       1.66%
       Sep-02       1.14%       1.47%        1.03%       1.61%
       Oct-02       1.13%       1.44%        1.00%       1.55%
       Nov-02       0.98%       1.41%        0.97%       1.47%
       Dec-02       0.80%       1.20%        0.83%       1.20%
       Jan-03       0.66%       1.14%        0.78%       1.20%
       Feb-03       0.65%       1.13%        0.79%       1.16%
       Mar-03       0.68%       1.10%        0.77%       1.18%
       Apr-03       0.65%       1.05%        0.74%       1.15%
       May-03       0.59%       1.02%        0.71%       1.09%
       Jun-03       0.59%       0.98%        0.68%       1.09%
       Jul-03       0.41%       0.91%        0.65%       0.91%
       Aug-03       0.45%       0.84%        0.55%       0.95%
       Sep-03       0.49%       0.83%        0.54%       0.99%
       Oct-03       0.43%       0.82%        0.53%       0.93%
       Nov-03       0.45%       0.82%        0.52%       0.95%
       Dec-03       0.44%       0.82%        0.52%       0.94%
       Jan-04       0.43%       0.82%        0.52%       0.93%
       Feb-04       0.43%       0.82%        0.51%       0.93%
       Mar-04       0.45%       0.81%        0.49%       0.95%
       Apr-04       0.43%       0.80%        0.49%       0.93%
       May-04       0.47%       0.80%        0.46%       0.97%
       Jun-04       0.57%       0.81%        0.45%       1.07%
       Jul-04       0.80%       0.86%        0.45%       1.30%
       Aug-04       0.94%       0.92%        0.45%       1.44%
       Sep-04       1.04%       0.95%        0.46%       1.54%
       Oct-04       1.21%       1.00%        0.47%       1.71%
       Nov-04       1.41%       1.08%        0.48%       1.90%
       Dec-04       1.69%       1.21%        0.49%       2.17%
       Jan-05       1.73%       1.34%        0.50%       2.22%
       Feb-05       1.92%       1.45%        0.51%       2.41%
       Mar-05       2.21%       1.53%        0.53%       2.69%
       Apr-05       2.34%       1.65%        0.57%       2.82%
       May-05       2.40%       1.74%        0.60%       2.88%
       Jun-05       2.45%       1.83%        0.63%       2.93%
       Jul-05       2.66%       1.85%        0.65%       3.13%
       Aug-05       2.95%       1.93%        0.67%       3.42%
       Sep-05       3.08%       2.03%        0.69%       3.54%
       Oct-05       3.00%       2.06%        0.70%       3.46%
       Nov-05       3.00%       2.13%        0.71%       3.90%
       Dec-05       3.09%       2.24%        0.75%       3.95%
       Jan-06       3.38%       2.33%        0.77%       3.95%
       Feb-06       3.46%       2.31%        0.77%       4.41%
       Mar-06       3.63%       2.38%        0.78%       4.57%
       Apr-06       3.76%       2.52%        0.77%       4.62%
       May-06       3.87%       2.57%        0.79%       4.78%
       Jun-06       4.09%       2.70%        0.80%       4.85%
       Jul-06       4.05%       2.73%        0.80%       5.00%
       Aug-06       4.05%       2.83%        0.82%       5.11%
       Sep-06       4.05%       2.86%        0.85%       5.05%
       Oct-06       3.98%       2.87%        0.87%       4.88%
       Nov-06       3.96%       2.88%        0.87%       5.13%
       Dec-06       3.97%       2.86%        0.87%       5.04%
       Jan-07       3.88%       2.84%        0.87%       4.97%
       Feb-07       3.87%       2.83%        0.85%       5.11%

This graph compares past yields offered on Ameriprise Cash Reserve Certificate to those of three-month CDs and money market deposit accounts, as measured by the BRM Top 25 Market Average(R) and the U.S. 90 day Treasury Bill. It should not be considered a prediction of future performance.

HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services-- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

You cannot purchase this certificate in a Coverdell Education Savings Account.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

BONUS PAYMENT

ACC will pay a bonus at a rate of 50 basis points (.50%) on your Cash Reserve Certificate if you meet certain requirements. In order for you to be eligible for the bonus, you must keep your certificate for 12 months. The issue date of your certificate will be used for determining when your bonus payment will be made. The bonus will be calculated based on the amount invested minus any withdrawals made during the 12-month period. Any additional payments or credited interest paid during the 12-month period will not be used to calculate your bonus payment.


AMERIPRISE CERTIFICATES - PROSPECTUS 9p

For example, if you open a new account with a $50,000 balance and during the following 12-month period you withdraw $10,000, the bonus payment is calculated based on the remaining $40,000 balance. If during the same 12-month period you add $15,000 to your certificate and your certificate earns $2,500 of interest, your bonus payment is still calculated based on your original investment of $50,000, minus $10,000 withdrawn during the 12-month period. Based on the 0.50% bonus rate, your principal at the end of the 12-month period will equal:

             $ 50,000      Face amount (initial payment)
plus           15,000      Additional payment
plus            2,500      Credited interest
minus         (10,000)     Withdrawal
plus              200      Credited bonus interest (Beginning balance
                           less withdrawals throughout the year times bonus rate
                           ($50,000-$10,000) x 0.005 = $200)
--------------------------------------------------------------------------------
             $ 57,700      Principal at the end of the 12-month period
--------------------------------------------------------------------------------

The bonus for your second 12-month period will be based on the principal at the end of your first 12-month period minus any withdrawals made during the second 12-month period. Any additional payments and credited interest earned during the second 12-month period will not be counted towards the second 12-month period bonus payment. The subsequent years' bonus payments will be calculated in the same manner.

ACC RESERVES THE RIGHT TO DISCONTINUE PAYMENT OF THE BONUS AT ANY TIME. In the event the bonus is discontinued, the bonus will be available only for certificateholders who purchased their certificate at the time the bonus was available, and kept their certificate for the 12-month period following the date of purchase. If the bonus is discontinued, the bonus will not be paid for the 12-month period(s) subsequent to the initial 12-month period immediately following the purchase, including 12-month renewal periods that begin after the bonus is discontinued.

There is no assurance these rates will be in effect or that these results will be achieved at the time you invest. ACC reserves the right to change the bonus rate for new 12-month periods.

ADDITIONAL INVESTMENTS

You may make additional investments at any time. Additional investments can be in any amount from $50, but your total investment, less withdrawals, may not exceed $1 million, unless you receive prior approval from ACC to invest more. You will earn interest on additional investments from the date we accept them. ACC will send a confirmation of additional investments.

If you add to a certificate purchased other than through a financial advisor of Ameriprise Financial Services, you may be given different instructions regarding additional investments.

If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate may be canceled, and we may send you a check for its full value.

PURCHASE POLICIES

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one business day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone numbers listed on the back cover.

o ACC has complete discretion to determine whether to accept an application and sell a certificate.

o You must maintain a balance of at least $1,000 in your Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.

o If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."


10p AMERIPRISE CERTIFICATES - PROSPECTUS

HOW TO MAKE INVESTMENTS

BY SCHEDULED INVESTMENT PLAN

Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o     Bank authorization (automatic deduction from your account)

o     Automatic payroll deduction

o     Direct deposit of social security check

o     Other plan approved by ACC

o     Monthly minimum investment must be $50

To cancel a bank authorization, you must instruct ACC in writing or by phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

BY MAIL

For monthly or lump sum investments, send your check, by regular or express mail, along with your name and account number to:

AMERIPRISE FINANCIAL SERVICES
70200 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

BY WIRE

If you have an established account, you may wire money to:

WELLS FARGO BANK MINNESOTA, N.A.
ROUTING NO. 091000019
MINNEAPOLIS, MN
ATTN: DOMESTIC WIRE DEPT.

Give these instructions: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

o     Minimum amount for each wire investment: $1,000.

o Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o     You must pay for any fee the bank charges for wiring.


AMERIPRISE CERTIFICATES - PROSPECTUS 11p

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum scheduled withdrawal amount is $50.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date. IF YOU WITHDRAW DURING A CERTIFICATE MONTH, YOU WILL NOT EARN INTEREST FOR THE MONTH ON THE AMOUNT WITHDRAWN.

o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.

o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

WHEN YOUR CERTIFICATE TERM ENDS

Shortly before the end of your certificate's term we may send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not change during that term unless your certificate's principal falls below a break point for a lower interest rate or goes above a break point for a higher interest rate.

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply. Transfers to another Ameriprise Financial Services account with different ownership will require a written request.


12p AMERIPRISE CERTIFICATES - PROSPECTUS

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

BY PHONE

Call us at one of the telephone numbers listed on the back cover.

o     Maximum telephone withdrawal request: $100,000.

o Transfers into an Ameriprise Financial Services account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.

BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

AMERIPRISE FINANCIAL SERVICES
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

o     Withdrawals over $100,000.

o     Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

BY REGULAR OR EXPRESS MAIL

o     Mailed to address on record; please allow seven days for mailing.

o     Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

BY WIRE

o     Minimum wire amount: $1,000.

o     Request that money be wired to your bank.

o     Bank account must be in same ownership as the ACC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

BY ELECTRONIC TRANSFER

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o     No charge.

o     Deposited electronically in your bank account.

o     Allow two to five business days from request to deposit.


AMERIPRISE CERTIFICATES - PROSPECTUS 13p

Ameriprise Flexible Savings Certificate

ABOUT THE CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Flexible Savings Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS AND TERMS


You may purchase the Ameriprise Flexible Savings Certificate in any amount from $1,000 payable in U.S. currency. The 7-month term may require a minimum investment of $10,000 and the 13-month term may require a minimum investment of $1 million. Unless you receive prior approval from ACC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million. If we offer a promotion, we may require a higher initial amount.


After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which ACC will guarantee an interest rate. ACC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days after the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals        Face amount (initial investment)
plus                    At the end of a term, interest credited to your account during the term
minus                   Any interest paid to you in cash
plus                    Any additional investments
minus                   Any withdrawals, fees and applicable penalties
-----------------------------------------------------------------------------------------------

Principal may change during a term as described in "Add-on feature" under "Additional Investments," and "Full and Partial Withdrawals."

For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

                        $ 5,000     Face amount (initial investment)
plus                         75     Interest credited to your account
minus                        (0)    Interest paid to you in cash
plus                      2,500     Additional investment
minus                        (0)    Withdrawals and applicable penalties or fees
--------------------------------------------------------------------------------
                        $ 7,575     Principal at the beginning of the next term
================================================================================

VALUE AT MATURITY

You may continue to invest for successive terms up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply as described in "How to Invest and Withdraw Funds."


14p AMERIPRISE CERTIFICATES - PROSPECTUS

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

ACC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o     applying the interest rate then in effect to your balance each day,

o     adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

IF YOU WITHDRAW DURING A CERTIFICATE MONTH, YOU WILL NOT EARN INTEREST FOR THE MONTH ON THE AMOUNT WITHDRAWN.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.

RATES FOR NEW PURCHASES

ACC has complete discretion to determine whether to accept an application and sell a certificate. When your COMPLETED application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. ACC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BRM Top 25 Market Average(R) for comparable length certificates of deposit (CDs) available from banks.

For purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:

6 months    Within a range from 35 basis points (.35%) above to 135 basis points
            (1.35%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months   Within a range from 35 basis points (.35%) above to 135 basis points
            (1.35%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months   Within a range from 45 basis points (.45%) above to 145 basis points
            (1.45%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months   Within a range from 35 basis points (.35%) above to 135 basis points
            (1.35%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months   Within a range from 35 basis points (.35%) above to 135 basis points
            (1.35%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months   Within a range from 35 basis points (.35%) above to 135 basis points
            (1.35%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

For purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:

6 months    Within a range from 50 basis points (.50%) above to 150 basis points
            (1.50%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months   Within a range from 50 basis points (.50%) above to 150 basis points
            (1.50%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months   Within a range from 60 basis points (.60%) above to 160 basis points
            (1.60%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months   Within a range from 50 basis points (.50%) above to 150 basis points
            (1.50%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months   Within a range from 50 basis points (.50%) above to 150 basis points
            (1.50%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months   Within a range from 50 basis points (.50%) above to 150 basis points
            (1.50%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

For persons who have received a special promotional coupon from ACC for purchase of a Flexible Savings Certificate, for purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:

6 months    Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months   Within a range from 95 basis points (.95%) above to 195 basis points
            (1.95%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------


AMERIPRISE CERTIFICATES - PROSPECTUS 15p

For persons who have received a special promotional coupon from ACC for purchase of a Flexible Savings Certificate, for purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:

6 months    Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 6-month CDs.
--------------------------------------------------------------------------------
12 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
18 months   Within a range from 110 basis points (1.10%) above to 210 basis points (2.10%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
24 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
30 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
36 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

For example, the coupon may require that you make a minimum investment and that you are not an existing client of Ameriprise Financial, Ameriprise Financial Services, or another subsidiary of Ameriprise Financial. We will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers, have certain amounts of assets invested with Ameriprise Financial or its affiliates or with new clients in selected market segments who we believe meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. We also may give such a coupon to active or retired Ameriprise Financial employees, financial advisors of Ameriprise Financial Services, their immediate families and any U.S. employee of any affiliated company of ACC. This promotional rate will only be available if the recipient of the coupon presents it to us at the time of applying to purchase the certificate.

For your initial term, ACC may offer certificates with different terms than those described above, for purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:


7 months*   Within a range from 40 basis points (.40%) above to 140 basis points
            (1.40%) above the rate of 6-month CDs.

--------------------------------------------------------------------------------
11 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------

19 months   Within a range from 95 basis points (.95%) above to 195 basis points
            (1.95%) above the rate of 12-month CDs.

--------------------------------------------------------------------------------
25 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
31 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
37 months   Within a range from 85 basis points (.85%) above to 185 basis points
            (1.85%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------

For your initial term, ACC may offer certificates with different terms than those described above, for purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:


7 months*   Within a range from 50 basis points (.50%) above to 150 basis points
            (1.50%) above the rate of 6-month CDs.

--------------------------------------------------------------------------------
11 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------

13 months*  Within a range from 75 basis points (.75%) above to 175 basis points
            (1.75%) above the rate of 12-month CDs.

--------------------------------------------------------------------------------
19 months   Within a range from 110 basis points (1.10%) above to 210 basis points (2.10%) above the rate of 12-month CDs.
--------------------------------------------------------------------------------
25 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 24-month CDs.
--------------------------------------------------------------------------------
31 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 30-month CDs.
--------------------------------------------------------------------------------
37 months   Within a range from 100 basis points (1.00%) above to 200 basis points (2.00%) above the rate of 36-month CDs.
--------------------------------------------------------------------------------


* See section entitled "Investment Amount and Terms" about minimum investment requirements.


Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to assure that your certificate matures 20 years from its issue date. ACC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who we believe meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. ACC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of Ameriprise Financial or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

Note: In the case of the 18-month term, because BRM does not typically publish rates for comparable length CDs ACC uses a different range based on the rates for 12-month CDs.


16p AMERIPRISE CERTIFICATES - PROSPECTUS

Bank Rate Monitor (BRM) Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. BRM has no connection with ACC, Ameriprise Financial or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

To obtain information on current BRM Top 25 Market Average rates, call us at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

o the rate in effect on the date your COMPLETED application is accepted by us and funds are received; or

o     the rate in effect seven days before that date.

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including CD yields as reflected in the BRM Top 25 Market Average. Nevertheless, we have complete discretion as to what interest rate is declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.

PERFORMANCE: From Feb. 1996 through Feb. 2006, Ameriprise Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year CD yields as measured by the BRM Top 25 Market Average.

                YIELDS FROM FEBRUARY 1997 THROUGH FEBRUARY 2007

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                      AMP
        Date        Flexible      BRM
                    Savings      Top 25
                    (1 yr)       (1 yr)
       Feb-97        5.21%       5.10%
       Mar-97        5.21%       5.10%
       Apr-97        5.25%       5.13%
       May-97        5.32%       5.21%
       Jun-97        5.35%       5.24%
       Jul-97        5.34%       5.24%
       Aug-97        5.31%       5.20%
       Sep-97        5.25%       5.18%
       Oct-97        5.24%       5.18%
       Nov-97        5.21%       5.15%
       Dec-97        5.22%       5.16%
       Jan-98        5.22%       5.15%
       Feb-98        5.12%       5.06%
       Mar-98        5.09%       5.03%
       Apr-98        5.08%       5.02%
       May-98        5.07%       5.02%
       Jun-98        5.06%       5.00%
       Jul-98        5.06%       5.00%
       Aug-98        5.03%       4.97%
       Sep-98        5.03%       4.97%
       Oct-98        4.85%       4.80%
       Nov-98        4.53%       4.47%
       Dec-98        4.47%       4.42%
       Jan-99        4.39%       4.34%
       Feb-99        4.39%       4.34%
       Mar-99        4.41%       4.36%
       Apr-99        4.44%       4.39%
       May-99        4.42%       4.37%
       Jun-99        4.46%       4.41%
       Jul-99        4.66%       4.51%
       Aug-99        4.75%       4.60%
       Sep-99        4.86%       4.70%
       Oct-99        4.93%       4.77%
       Nov-99        5.01%       4.85%
       Dec-99        5.07%       4.91%
       Jan-00        5.19%       4.99%
       Feb-00        5.27%       5.06%
       Mar-00        5.40%       5.19%
       Apr-00        5.44%       5.27%
       May-00        6.31%       5.31%
       Jun-00        6.56%       5.56%
       Jul-00        6.55%       5.55%
       Aug-00        6.54%       5.59%
       Sep-00        6.52%       5.57%
       Oct-00        6.53%       5.59%
       Nov-00        6.51%       5.56%
       Dec-00        6.49%       5.54%
       Jan-01        6.36%       5.41%
       Feb-01        5.85%       4.90%
       Mar-01        5.64%       4.68%
       Apr-01        5.28%       4.35%
       May-01        5.02%       4.08%
       Jun-01        4.79%       3.85%
       Jul-01        4.66%       3.73%
       Aug-01        4.61%       3.68%
       Sep-01        4.43%       3.50%
       Oct-01        3.93%       3.01%
       Nov-01        3.44%       2.52%
       Dec-01        3.18%       2.26%
       Jan-02        3.13%       2.22%
       Feb-02        3.08%       2.15%
       Mar-02        3.06%       2.14%
       Apr-02        3.18%       2.26%
       May-02        3.22%       2.30%
       Jun-02        3.71%       2.27%
       Jul-02        3.64%       2.21%
       Aug-02        2.95%       2.04%
       Sep-02        2.82%       1.91%
       Oct-02        2.75%       1.84%
       Nov-02        2.70%       1.79%
       Dec-02        2.49%       1.58%
       Jan-03        2.44%       1.53%
       Feb-03        2.40%       1.49%
       Mar-03        2.37%       1.46%
       Apr-03        2.75%       1.37%
       May-03        2.20%       1.34%
       Jun-03        2.13%       1.27%
       Jul-03        2.02%       1.16%
       Aug-03        1.95%       1.09%
       Sep-03        1.98%       1.12%
       Oct-03        2.00%       1.15%
       Nov-03        2.01%       1.16%
       Dec-03        2.02%       1.17%
       Jan-04        2.05%       1.20%
       Feb-04        2.04%       1.18%
       Mar-04        2.04%       1.19%
       Apr-04        2.01%       1.16%
       May-04        2.07%       1.21%
       Jun-04        2.21%       1.35%
       Jul-04        2.38%       1.52%
       Aug-04        2.45%       1.60%
       Sep-04        2.49%       1.63%
       Oct-04        2.54%       1.68%
       Nov-04        2.61%       1.74%
       Dec-04        2.74%       1.87%
       Jan-05        2.87%       2.01%
       Feb-05        3.03%       2.16%
       Mar-05        3.18%       2.31%
       Apr-05        3.42%       2.55%
       May-05        3.52%       2.66%
       Jun-05        3.61%       2.74%
       Jul-05        3.70%       2.82%
       Aug-05        3.78%       2.91%
       Sep-05        3.91%       3.04%
       Oct-05        3.92%       3.06%
       Nov-05        4.01%       3.14%
       Dec-05        4.14%       3.27%
       Jan-06        4.18%       3.32%
       Feb-06        4.30%       3.43%
       Mar-06        4.36%       3.49%
       Apr-06        4.56%       3.69%
       May-06        4.62%       3.75%
       Jun-06        4.70%       3.83%
       Jul-06        4.73%       3.86%
       Aug-06        4.78%       3.90%
       Sep-06        4.81%       3.93%
       Oct-06        4.79%       3.92%
       Nov-06        4.79%       3.92%
       Dec-06        4.77%       3.89%
       Jan-07        4.74%       3.86%
       Feb-07        4.75%       3.87%

The graph compares past yields and should not be considered a prediction of future performance.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, to Gold and Platinum Financial Services clients, or to individuals who have purchased other products or used other services of Ameriprise Financial or its affiliates. Different rates may be offered to Gold and Platinum Financial Services clients and may be restricted to initial terms only.

We also may offer different rates based on the amount invested and/or geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for New Purchases."


AMERIPRISE CERTIFICATES - PROSPECTUS 17p

HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

PURCHASE POLICIES

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

o ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

ADDITIONAL INVESTMENTS

You may make investments within 15 calendar days after the end of a term (the grace period) as well as during the 15 day period following date of purchase. Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and Partial Withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million, unless you receive prior approval from ACC to invest more. You will earn interest on additional investments from the date we accept them. ACC will send a confirmation of additional investments.

If you add to a certificate purchased other than through a financial advisor, you may be given different instructions regarding additional investments.

ADD-ON FEATURE: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.


18p AMERIPRISE CERTIFICATES - PROSPECTUS

HOW TO MAKE INVESTMENTS

BY MAIL

Send your check, by regular or express mail, along with your name and account number to:

AMERIPRISE FINANCIAL SERVICES
70200 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

BY WIRE

If you have an established account, you may wire money to:

WELLS FARGO BANK MINNESOTA, N.A.
ROUTING NO. 091000019
MINNEAPOLIS, MN
ATTN: DOMESTIC WIRE DEPT.

Give these instructions: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

o     Minimum amount for each wire investment: $1,000.

o Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o     You must pay for any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

o You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

o If you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date.

PENALTIES FOR EARLY WITHDRAWAL: When you request a full or partial withdrawal, we pay the amount you request:

o     first from interest credited during the current term,

o     then from the principal of your certificate.


AMERIPRISE CERTIFICATES - PROSPECTUS 19p

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

WITHDRAWAL PENALTIES: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

      When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw additional funds more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

Total investments                                                 $ 20,000
Interest credited                                                    1,600
--------------------------------------------------------------------------
Total balance                                                     $ 21,600

Requested check                                                   $  5,000
--------------------------------------------------------------------------
Credited interest withdrawn                                         (1,600)
10% of principal -- not subject to penalty                          (2,000)
--------------------------------------------------------------------------

Remaining portion of requested withdrawal -- subject to penalty   $  1,400
Withdrawal penalty percent                                               2%
Actual withdrawal penalty                                         $     28

Balance prior to withdrawal                                       $ 21,600
Requested withdrawal check                                          (5,000)
Withdrawal penalty                                                     (28)
--------------------------------------------------------------------------
Total balance after withdrawal                                    $ 16,572
==========================================================================

PENALTY EXCEPTIONS: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

      Assume your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500.

      At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1/2. See "Retirement Plans: Special Policies."

For more information on withdrawal charges, talk with your financial advisor or call us at the number on the back cover.

WHEN YOUR CERTIFICATE TERM ENDS

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 18, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest term length that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.


20p AMERIPRISE CERTIFICATES - PROSPECTUS

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not change during that term unless your certificate's principal falls below a break point for a lower rate or goes above a break point for a higher interest rate.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "How to Invest and Withdraw Funds." You may also make a withdrawal within the 15 calendar days following the end of your term. See "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another Ameriprise Financial Services account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

BY PHONE

Call us at one of the telephone numbers listed on the back cover.

o     Maximum telephone withdrawal request: $100,000.

o Transfers into an Ameriprise Financial Services account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.

BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

AMERIPRISE FINANCIAL SERVICES
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

o     Withdrawals over $100,000.

o     Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.


AMERIPRISE CERTIFICATES - PROSPECTUS 21p

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

BY REGULAR OR EXPRESS MAIL

o     Mailed to address on record; please allow seven days for mailing.

o     Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

BY WIRE

o     Minimum wire amount: $1,000.

o     Request that money be wired to your bank.

o     Bank account must be in same ownership as the ACC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

BY ELECTRONIC TRANSFER

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o     No charge.

o     Deposited electronically in your bank account.

o     Allow two to five business days from request to deposit.


22p AMERIPRISE CERTIFICATES - PROSPECTUS

Ameriprise Installment Certificate

ABOUT THE CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Installment Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS

ACC offers the Ameriprise Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. ACC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. The principal amount is guaranteed by ACC.

VALUE AT MATURITY

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

ACC declares and guarantees a fixed rate of interest for each three-month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o     applying the interest rate then in effect to your balance each day;

o     adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.


AMERIPRISE CERTIFICATES - PROSPECTUS 23p

RATES FOR NEW PURCHASES


ACC has complete discretion to determine whether to accept an application and sell a certificate. When your completed application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. ACC guarantees that when this rate takes effect it will be within a range from 75 basis points (0.75%) below to 25 basis points (0.25%) above the average interest rate for bank money market deposit accounts published in the BRM Top 25 Market Average. For example, if the average rate most recently published is 1.25%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 0.50% and 1.00%.


Bank Rate Monitor (BRM) Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. BRM has no connection with ACC, Ameriprise Financial or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Top 25 Market Average are government-insured fixed-rate time deposits.

To obtain information on the current BRM Top 25 Market Average rates, call us at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

o the rate in effect on the date your COMPLETED application is accepted by ACC and funds are received; or

o     the rate in effect seven days prior to that date.

Active or retired Ameriprise Financial employees, ACC directors, financial advisors of Ameriprise Financial Services, their immediate families and any U.S. employee of any affiliated company of ACC may receive an initial rate 75 basis points (0.75%) above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points (0.75%) higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Top 25 Market Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by Ameriprise Financial or its affiliates.

We also may offer different rates based on the amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for New Purchases."


24p AMERIPRISE CERTIFICATES - PROSPECTUS

PERFORMANCE: From Feb. 1996 through Feb. 2006, Ameriprise Installment Certificate yields were generally comparable to average bank money market deposit accounts and Super NOW accounts, as measured by the BRM Top 25 Market Average.

                YIELDS FROM FEBRUARY 1997 THROUGH FEBRUARY 2007

 [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                         BRM Top 25      BRM Top 25
        Date            Money Market     Super NOW      AMP
                       Deposit Account    Account   Installment

       Feb-97               2.59%          1.48%       3.00%
       Mar-97               2.60%          1.49%       3.00%
       Apr-97               2.58%          1.49%       3.00%
       May-97               2.59%          1.49%       3.00%
       Jun-97               2.60%          1.49%       3.00%
       Jul-97               2.60%          1.49%       3.00%
       Aug-97               2.59%          1.47%       3.00%
       Sep-97               2.59%          1.47%       3.00%
       Oct-97               2.60%          1.47%       3.00%
       Nov-97               2.58%          1.45%       3.00%
       Dec-97               2.58%          1.44%       3.00%
       Jan-98               2.58%          1.44%       3.00%
       Feb-98               2.55%          1.40%       3.00%
       Mar-98               2.55%          1.40%       3.00%
       Apr-98               2.51%          1.38%       3.00%
       May-98               2.49%          1.36%       3.00%
       Jun-98               2.48%          1.36%       3.00%
       Jul-98               2.49%          1.35%       3.00%
       Aug-98               2.49%          1.35%       3.00%
       Sep-98               2.49%          1.37%       3.00%
       Oct-98               2.47%          1.34%       3.00%
       Nov-98               2.41%          1.29%       2.75%
       Dec-98               2.37%          1.26%       2.75%
       Jan-99               2.28%          1.18%       2.75%
       Feb-99               2.29%          1.17%       2.75%
       Mar-99               2.29%          1.16%       2.50%
       Apr-99               2.25%          1.13%       2.50%
       May-99               2.24%          1.12%       2.50%
       Jun-99               2.21%          1.11%       2.50%
       Jul-99               2.19%          1.09%       2.50%
       Aug-99               2.20%          1.07%       2.50%
       Sep-99               2.20%          1.06%       2.50%
       Oct-99               2.22%          1.05%       2.75%
       Nov-99               2.21%          1.05%       2.75%
       Dec-99               2.21%          1.04%       2.75%
       Jan-00               2.22%          1.04%       2.75%
       Feb-00               2.21%          1.04%       3.25%
       Mar-00               2.24%          1.03%       3.00%
       Apr-00               2.23%          1.02%       3.00%
       May-00               2.23%          1.02%       3.00%
       Jun-00               2.27%          1.01%       3.00%
       Jul-00               2.26%          1.01%       3.00%
       Aug-00               2.27%          1.00%       3.00%
       Sep-00               2.28%          1.00%       3.00%
       Oct-00               2.28%          0.99%       3.00%
       Nov-00               2.27%          0.99%       3.00%
       Dec-00               2.29%          1.00%       3.00%
       Jan-01               2.28%          1.00%       3.00%
       Feb-01               2.22%          0.98%       3.00%
       Mar-01               2.19%          0.97%       3.00%
       Apr-01               2.13%          0.95%       3.00%
       May-01               2.05%          0.86%       3.00%
       Jun-01               1.95%          0.84%       2.50%
       Jul-01               1.89%          0.82%       2.25%
       Aug-01               1.84%          0.82%       2.25%
       Sep-01               1.79%          0.79%       2.25%
       Oct-01               1.61%          0.71%       1.75%
       Nov-01               1.41%          0.63%       1.50%
       Dec-01               1.25%          0.58%       1.50%
       Jan-02               1.19%          0.56%       1.50%
       Feb-02               1.15%          0.54%       1.25%
       Mar-02               1.12%          0.54%       1.25%
       Apr-02               1.11%          0.54%       1.25%
       May-02               1.11%          0.53%       1.25%
       Jun-02               1.10%          0.54%       1.00%
       Jul-02               1.08%          0.53%       1.00%
       Aug-02               1.06%          0.51%       1.00%
       Sep-02               1.03%          0.50%       1.00%
       Oct-02               1.00%          0.49%       1.00%
       Nov-02               0.97%          0.48%       0.80%
       Dec-02               0.83%          0.43%       0.80%
       Jan-03               0.78%          0.42%       0.80%
       Feb-03               0.79%          0.42%       0.65%
       Mar-03               0.77%          0.41%       0.65%
       Apr-03               0.74%          0.40%       0.65%
       May-03               0.71%          0.39%       0.65%
       Jun-03               0.68%          0.36%       0.50%
       Jul-03               0.65%          0.35%       0.50%
       Aug-03               0.55%          0.26%       0.50%
       Sep-03               0.54%          0.30%       0.50%
       Oct-03               0.53%          0.30%       0.50%
       Nov-03               0.52%          0.30%       0.50%
       Dec-03               0.52%          0.30%       0.50%
       Jan-04               0.52%          0.30%       0.35%
       Feb-04               0.51%          0.29%       0.35%
       Mar-04               0.49%          0.29%       0.35%
       Apr-04               0.49%          0.29%       0.35%
       May-04               0.46%          0.27%       0.35%
       Jun-04               0.45%          0.26%       0.10%
       Jul-04               0.45%          0.26%       0.10%
       Aug-04               0.45%          0.26%       0.10%
       Sep-04               0.46%          0.26%       0.10%
       Oct-04               0.47%          0.26%       0.10%
       Nov-04               0.48%          0.28%       0.10%
       Dec-04               0.49%          0.28%       0.10%
       Jan-05               0.50%          0.28%       0.10%
       Feb-05               0.51%          0.28%       0.10%
       Mar-05               0.53%          0.28%       0.10%
       Apr-05               0.57%          0.28%       0.10%
       May-05               0.60%          0.28%       0.25%
       Jun-05               0.63%          0.30%       0.25%
       Jul-05               0.65%          0.30%       0.25%
       Aug-05               0.67%          0.30%       0.25%
       Sep-05               0.69%          0.32%       0.25%
       Oct-05               0.70%          0.32%       0.25%
       Nov-05               0.71%          0.32%       0.25%
       Dec-05               0.75%          0.32%       0.25%
       Jan-06               0.77%          0.32%       0.25%
       Feb-06               0.77%          0.31%       0.25%
       Mar-06               0.78%          0.32%       0.25%
       Apr-06               0.77%          0.32%       0.50%
       May-06               0.79%          0.33%       0.50%
       Jun-06               0.80%          0.33%       0.50%
       Jul-06               0.80%          0.33%       0.50%
       Aug-06               0.82%          0.34%       0.50%
       Sep-06               0.85%          0.34%       0.50%
       Oct-06               0.87%          0.34%       0.50%
       Nov-06               0.87%          0.34%       0.50%
       Dec-06               0.87%          0.34%       0.50%
       Jan-07               0.87%          0.33%       0.50%
       Feb-07               0.85%          0.33%       0.50%

The graph compares past yields and should not be considered a prediction of future performance.

BONUS PAYMENTS

If you meet our requirements for your investments, ACC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

TO BE ELIGIBLE FOR THIS BONUS FOR 12 MONTHS:   YOU MUST MEET THESE REQUIREMENTS:
--------------------------------------------------------------------------------
5% ANNUALIZED BONUS PAYMENT ON YOUR WAMI:      During a 12-month period, you
                                               must make one or more payments
                                               totaling at least $600. In a
                                               subsequent 12-month period, you
                                               must make payments totaling at
                                               least an additional $600 for a
                                               total principal amount invested
                                               of $1,200, not including
                                               interest. The two 12-month
                                               periods do not have to be
                                               consecutive. Further, the first
                                               12-month period does not have to
                                               be the year beginning with your
                                               first investment. This bonus may
                                               be earned in any certificate year
                                               from the second through the ninth
                                               year.
--------------------------------------------------------------------------------
8% ANNUALIZED BONUS PAYMENT ON YOUR WAMI:      During a 12-month period
                                               subsequent to your qualification
                                               for the 5% annualized bonus
                                               payments, you must make one or
                                               more payments totaling at least
                                               $600 for a total principal amount
                                               invested of $1,800, not including
                                               interest. This bonus may be
                                               earned in any certificate year
                                               from the third through the ninth
                                               certificate year.
--------------------------------------------------------------------------------
10% ANNUALIZED BONUS PAYMENT ON YOUR WAMI:     During a 12-month period
                                               subsequent to your qualification
                                               for the 8% annualized bonus
                                               payments, you must make one or
                                               more payments totaling at least
                                               $600 for a total principal amount
                                               invested of $2,400, not including
                                               interest. This bonus may be
                                               earned in any certificate year
                                               from the fourth through the ninth
                                               certificate year.
--------------------------------------------------------------------------------
20% ANNUALIZED BONUS PAYMENT ON YOUR WAMI:     During a 12-month period
                                               subsequent to your qualification
                                               for the 10% annualized bonus
                                               payments, you must make one or
                                               more payments totaling at least
                                               $600 for a total principal amount
                                               invested of $3,000, not including
                                               interest. This bonus may be
                                               earned in any certificate year
                                               from the fifth through the ninth
                                               certificate year.
--------------------------------------------------------------------------------

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as the seventh certificate year or as late as the tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.


AMERIPRISE CERTIFICATES - PROSPECTUS 25p

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Assume you invest $100 per month, receive interest at a constant rate of 1.00% (an effective annual yield of 1.00%, assuming a March 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:

                        INSTALLMENT CERTIFICATE EXAMPLE

     [THE FOLLOWING TABLE WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED
                                   MATERIAL.]

AMOUNT PAID IN   INTEREST    BONUS
        0              0          0
     1200        1206.49    1206.49
     2400        2425.05    2425.05
     3600        3655.79    3716.11
     4800        4898.83    5056.28
     6000        6154.31    6433.98
     7200        7422.35    7946.11

INSTALLMENT CERTIFICATE EXAMPLE

                                    WITHOUT BONUS                      ADDED BY BONUS           TOTAL WITH BONUS
-------------------------------------------------------------------------------------------------------------------
                                     CUMULATIVE                                 CUMULATIVE                 AVERAGE
                       CUMULATIVE    INTEREST ON                  CUMULATIVE   INTEREST ON                 ANNUAL
                      INVESTMENTS    INVESTMENTS        BALANCE     BONUS         BONUS          BALANCE    YIELD*
1st 12-month period   $  1,200.00     $    6.49     $  1,206.49    $    0.00     $  0.00     $  1,206.49    1.00%
2nd 12-month period      2,400.00         25.05        2,425.05         0.00        0.00        2,425.05    1.00
3rd 12-month period      3,600.00         55.79        3,655.79        60.00        0.32        3,716.11    2.07
4th 12-month period      4,800.00         98.83        4,898.83       156.00        1.45        5,056.28    2.56
5th 12-month period      6,000.00        154.31        6,154.31       276.00        3.67        6,433.98    2.75
6th 12-month period      7,200.00        222.35        7,422.35       516.00        7.77        7,946.11    3.24

*     Average from date of issue to end of year indicated.

IMPORTANT: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 3.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.18%, compared to 2.24% (3.24% - 1.00%) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.24%.


26p AMERIPRISE CERTIFICATES - PROSPECTUS

CALCULATING YOUR BONUS

To determine your bonus we:

o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later; and

o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

Here is an example to illustrate the two calculations. Assume you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3,300).

CALCULATING YOUR BONUS

MONTH           INVESTMENT                     MONTHS HELD             WEIGHTED VALUE
-------------------------------------------------------------------------------------
 1               $    100               x          24           =        $   2,400
 2                    100                          23                        2,300
 3                    100                          22                        2,200
 4                    100                          21                        2,100
 5                    100                          20                        2,000
 6                    100                          19                        1,900
 7...                 150                          18...                     2,700
24                    150                           1                          150
-------------------------------------------------------------------------------------
Sum              $  3,300                         300                    $  38,550
           Total amount invested
               over 24 months

1.    Calculate the weighted value of each month's investment.

      Multiply the amount invested ($100) by the number of months it is held -- 24 months for the first $100, 23 months for the second, etc.

      Example: Amount invested in month 1 is $100. The investment will be held 24 months. Amount invested in month 2 is $100, which will be held 23 months. $100 x 24 months = $2,400 monthly weighted value.

      $100 x 23 months = $2,300 monthly weighted value.

      $100 x 22 months = $2,200 monthly weighted value.

2.    Add the weighted values:

      $2,400 + $2,300 + $2,200 + ... $150 = $38,550 is the TOTAL WEIGHTED VALUE
      of the investment.

3.    Add the number of months held:

      24 + 23 + 22 + ... 1 = 300

      300 is the TOTAL NUMBER OF MONTHS the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

      $38,550 / 300 = $128.50 is your WEIGHTED AVERAGE MONTHLY INVESTMENT (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

      5% of $128.50 = $6.43 is your bonus payment each month in year three, a total of $77 for the year.

Here is another example. Assume you make one investment of $600 in the first month and then your next investment is $600 in the 24th month (a total of $1,200).

MONTH          INVESTMENT                      MONTHS HELD             WEIGHTED VALUE
--------------------------------------------------------------------------------------
 1               $    600               x          24           =        $  14,400
 2                      0                          23                            0
 3                      0                          22                            0
 4                      0                          21                            0
 5                      0                          20                            0
 6                      0                          19                            0
 7                      0                          18                            0
24                    600                           1                          600
--------------------------------------------------------------------------------------
Sum               $ 1,200                         300                    $  15,000
           Total amount invested
               over 24 months


AMERIPRISE CERTIFICATES - PROSPECTUS 27p

1.    Calculate the weighted value of each month's investment.

      Multiply the amount invested ($600) by the number of months it is held.

      Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2.    Add the weighted values:

      $14,400 + 0 + $600 = $15,000

      $15,000 is the TOTAL WEIGHTED VALUE of the investment.

3.    Add the number of months held:

      24 + 23 + 22 + ... 1 = 300

      300 is the TOTAL NUMBER OF MONTHS the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

      $15,000 / 300 = $50 is your WEIGHTED AVERAGE MONTHLY INVESTMENT (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

      5% of $50 = $2.50 is your bonus payment each month in year three, a total of $30 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively, assuming you continue to make sufficient payments each certificate year to maintain bonus eligibility. These weighted averages are then multiplied by the applicable percentages -- 8%, 10% and 20% -- to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the first example above, if you withdrew $1,000 of the principal in the 24th month, your total investment would decrease by 30.3% ($1,000 / 3,300 = .303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is ..303.

To figure out how much your bonus will be, follow these steps:

1. Multiply the original TOTAL WEIGHTED VALUE (see original example) of your investment by the reduction factor calculated above. $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.

      $38,550 - 11,680.65 = $26,869.35.

      The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3. Divide the new weighted value of your investment by the TOTAL NUMBER OF MONTHS held.

      (300 in this example).

      $26,869 / 300 = $89.56.

      Your new WEIGHTED AVERAGE MONTHLY INVESTMENT (WAMI) is $89.56.

4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus. Due to the time-weighted nature of the calculation, the earlier the withdrawal occurs, the more your bonus will be reduced.

      $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12-month period must be at least equal to the amount set out in the table under "Bonus Payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

OTHER ELIGIBILITY POLICIES: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.


28p AMERIPRISE CERTIFICATES - PROSPECTUS

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the last month in which you receive a bonus payment and will be guaranteed by ACC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services-- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for New Purchases." See "Purchase policies" below.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings." Once your account is set up, there are several convenient ways to make monthly investments.

PURCHASE POLICIES

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

o ACC has complete discretion to determine whether to accept an application and sell a certificate.

o If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

HOW TO MAKE MONTHLY INVESTMENTS

BY SCHEDULED INVESTMENT PLAN

Contact your financial advisor to set up one of the following scheduled plans:

o     Bank authorization (automatic deduction from your bank account)

o     Automatic payroll deduction

o     Direct deposit of Social Security check

o     Other plan approved by ACC

To cancel a bank authorization, you must instruct ACC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account. Bank authorization will automatically be stopped at maturity or full withdrawal.

BY MAIL

Send your check, by regular or express mail, along with your name and account number to:

AMERIPRISE FINANCIAL SERVICES
70200 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474


AMERIPRISE CERTIFICATES - PROSPECTUS 29p

FULL AND PARTIAL WITHDRAWALS

o You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

o Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

o As noted earlier, withdrawals during the first six years will affect the amount of your bonus payments and may make you ineligible for a bonus. If you do not receive all your bonus payments in the first six years, future withdrawals also may affect the amount of your bonus payments. See "Bonus Payments."

o You may withdraw accumulated interest during any term without paying a surrender charge. A withdrawal of interest must be at least $100 and not reduce your certificate balance below $250.

PENALTIES FOR EARLY WITHDRAWAL: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $250, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement Plans: Special Policies."

When you request a full or partial withdrawal, we pay the amount you request:

o     first from interest and bonus payments credited to your account,

o     then from the principal of your certificate.

For example, assume this is your balance at the end of the second year:

Total investments                                        $  7,200.00
Interest and bonus credited                                   488.61
---------------------------------------------------------------------
Total balance                                            $  7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest and bonus                              $    488.61
Withdrawal of principal                                       511.39
---------------------------------------------------------------------
Total requested withdrawal                               $  1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                      $    511.39
Withdrawal penalty %                                               2%
Withdrawal penalty                                       $     10.23

The total transaction would be:

Beginning balance                                        $  7,688.61
Credited interest and bonus withdrawn                        (488.61)
Principal withdrawn                                          (511.39)
Withdrawal penalty (also from principal)                      (10.23)
---------------------------------------------------------------------
Remaining balance                                        $  6,678.38
=====================================================================

LOSS OF INTEREST: Because we credit interest on your certificate's monthly anniversary, if you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month. You'll get the best result by timing a withdrawal at the end of the certificate month -- that is, on an interest crediting date.

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).


30p AMERIPRISE CERTIFICATES - PROSPECTUS

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another Ameriprise Financial Services account with different ownership will require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

BY PHONE

o     Call us at one of the telephone numbers listed on the back cover.

o     Maximum telephone withdrawal request: $100,000.

o Transfers into an Ameriprise Financial Services account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.

BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

AMERIPRISE FINANCIAL SERVICES
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

o     Withdrawals over $100,000.

o     Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

BY REGULAR OR EXPRESS MAIL

o     Mailed to address on record; please allow seven days for mailing.

o     Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. This fee for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

BY WIRE

o     Minimum wire amount: $1,000.

o     Request that money be wired to your bank.

o     Bank account must be in same ownership as the ACC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

BY ELECTRONIC TRANSFER

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o     No charge.

o     Deposited electronically in your bank account.

o     Allow two to five business days from request to deposit.


AMERIPRISE CERTIFICATES - PROSPECTUS 31p

Ameriprise Market Strategy Certificate

ABOUT THE CERTIFICATE

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Market Strategy Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS

You may purchase the Ameriprise Market Strategy Certificate in any amount from $1,000 through $1 million, payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from ACC to invest more.

Your certificate is recorded as one certificate account in our records. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the fixed-interest subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday, you instruct us to start your first participation term as soon as possible and as long as we received guaranteed funds.

After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms monthly, quarterly, or semiannually. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its 20-year maturity date. Each account can have a maximum of 12 participation terms at one time. We will send you a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several Ameriprise Stock Market Certificates. The Ameriprise Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market exposure.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any compounded interest paid to you in cash. ACC guarantees your principal.

PARTICIPATION TERM

Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the one-year anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term, unless you start a new term during the grace period as described in "New term." Each account can have a maximum of 12 terms at one time. The principal of your certificate that is not invested in participation terms will earn fixed interest. See "Fixed interest" under "Interest."


32p AMERIPRISE CERTIFICATES - PROSPECTUS

VALUE AT MATURITY

Your certificate matures after 20 years. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

You choose from two types of participation interest for your first-term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14-day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

FULL PARTICIPATION INTEREST: With this option:

o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate."

o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

o     Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

PARTIAL PARTICIPATION AND MINIMUM INTEREST: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also receive a rate of interest guaranteed by ACC in advance for each term (minimum interest). Your return consists of two parts:

o     a percentage of any increase in the S&P 500 Index; and

o     a rate of interest guaranteed by ACC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates."

FIXED INTEREST: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14-day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including compounded fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions, which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

ACC has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.


AMERIPRISE CERTIFICATES - PROSPECTUS 33p

ACC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a range based on the average interest rates reflected in the most recent BRM Top 25 Market Average. In the case of fixed interest, ACC guarantees that your rate for your initial term will be 100 basis points (1.00%) below to 0 basis points (.00%) above the average interest rate published for 6-month certificates of deposit in the BRM Top 25 Market Average. If the BRM Top 25 Market Average is no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.


Bank Rate Monitor (BRM) Top 25 Market Average are marks owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. BRM has no connection with ACC, Ameriprise Financial or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

To obtain information or current BRM Top 25 Market Average rates, call us at one of the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. The initial fixed-interest rate you receive will be the higher of:

o the fixed-interest rate in effect on the date your COMPLETED application is accepted by ACC and funds are received; or

o     the fixed-interest rate in effect seven days before that date.

MAXIMUM RETURN: This is the cap, or upper limit, on your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate."

DETERMINING THE S&P 500 INDEX VALUE: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

EARNING INTEREST: ACC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

MOVING BETWEEN FIXED AND PARTICIPATION INTEREST: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.

YOU MAY NOT MOVE FROM PARTICIPATION INTEREST TO FIXED INTEREST DURING A PARTICIPATION TERM WITHOUT INCURRING A SURRENDER CHARGE. AT THE END OF A PARTICIPATION TERM, YOU CAN ELECT TO LEAVE THE MONEY IN THE FIXED-INTEREST SUBACCOUNT.

RATES FOR FUTURE PERIODS: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly and have complete discretion to decide what interest rate will be declared.


34p AMERIPRISE CERTIFICATES - PROSPECTUS

If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please consult your financial advisor, or call us at one of the telephone numbers listed on the back cover.

Your fixed interest rates are declared quarterly. You will be given notice of the changes in interest rates in your periodic statements or you may call us at the numbers listed on the back cover to find out your current rate.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a full participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 2.00% while the yield earned for each participation term is the maximum of 7.00%. There is no assurance that any of these returns will be achieved.

FULL PARTICIPATION IN THE STOCK MARKET

Initial investment                                                           $  12,000.00
Maximum return                                                                       7.00%
Minimum return                                                                       0.00%
Fixed interest rate                                                                  2.00%

                                                                                MARKET
                                                                   FIXED     PARTICIPATION
                                        1ST TERM      RENEWAL     INTEREST     INTEREST
                           FIXED        STAGGERED    STAGGERED     EARNED       EARNED           MARKET
                          INTEREST     INVESTMENT    INVESTMENT   IN PRIOR   FOR THE TERM    PARTICIPATION      TOTAL
DATE                      BALANCE        AMOUNT        AMOUNT      MONTH      JUST ENDED        BALANCE        BALANCE
Beginning of Month 1    $  11,000.00   $  1,000.00                  0.00                       $  1,000.00     $  12,000.00
Beginning of Month 2       10,018.33      1,000.00                 18.33                          2,000.00        12,018.33
Beginning of Month 3        9,035.03      1,000.00                 16.70                          3,000.00        12,035.03
Beginning of Month 4        8,050.09      1,000.00                 15.06                          4,000.00        12,050.09
Beginning of Month 5        7,063.51      1,000.00                 13.42                          5,000.00        12,063.51
Beginning of Month 6        6,075.28      1,000.00                 11.77                          6,000.00        12,075.28
Beginning of Month 7        5,085.41      1,000.00                 10.13                          7,000.00        12,085.41
Beginning of Month 8        4,093.89      1,000.00                  8.48                          8,000.00        12,093.89
Beginning of Month 9        3,100.71      1,000.00                  6.82                          9,000.00        12,100.71
Beginning of Month 10       2,105.88      1,000.00                  5.17                         10,000.00        12,105.88
Beginning of Month 11       1,109.39      1,000.00                  3.51                         11,000.00        12,109.39
Beginning of Month 12         111.24      1,000.00                  1.85                         12,000.00        12,111.24
Beginning of Month 13         111.43                                0.19         70.00           12,000.00        12,111.43
Middle of Month 13            111.43                  1,070.00                                   12,070.00*       12,181.43
Beginning of Month 14         112.51                                1.08         70.00           12,070.00        12,182.51
Middle of Month 14            112.51                  1,070.00                                   12,140.00**      12,252.51

* The market participation balance at the middle of month 13 is equal to $12,070. This is equal to the total invested principal balance of $12,000, plus $70 interest earned (participation return). The $70 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 7%. ($ 12,000 + $ 1,000 x 7% = $ 12,070). During the grace period for the first participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,070 balance begins a new participation term.

** The market participation balance at the middle of month 14 is equal to $12,140. This is equal to the total invested principal balance of $12,000, plus $70 interest earned on $1,000 invested at the beginning of month 1, plus $70 interest earned on $1,000 invested at the beginning of month 2
      (both $1,000 investments are assumed to earn the maximum of 7% ($12,000 +
      $ 1,000 x 7% + $ 1,000 x 7% = $12,140)). During the grace period for the second participation term, $1,070 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,070 balance begins a new participation term.


AMERIPRISE CERTIFICATES - PROSPECTUS 35p

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a partial participation term. The example is based on the assumptions that the fixed interest subaccount pays an interest rate of 2.00% and that the yield earned for each participation term is the minimum of 1.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.

PARTIAL PARTICIPATION IN THE STOCK MARKET

Initial investment                                                $  12,000.00
Maximum return                                                            7.00%
Minimum return                                                            1.50%
Fixed interest rate                                                       2.00%

                                                                        GUARANTEED       MARKET
                                                                FIXED    MINIMUM      PARTICIPATION
                                      1ST TERM     RENEWAL    INTEREST   INTEREST       INTEREST
                          FIXED       STAGGERED   STAGGERED    EARNED     EARNED         EARNED         MARKET
                         INTEREST    INVESTMENT   INVESTMENT  IN PRIOR  FOR THE TERM   FOR THE TERM  PARTICIPATION       TOTAL
DATE                      BALANCE      AMOUNT       AMOUNT      MONTH    JUST ENDED     JUST ENDED      BALANCE         BALANCE
Beginning of Month 1   $  11,000.00  $  1,000.00                  0.00                                 $  1,000.00    $  12,000.00
Beginning of Month 2      10,018.33     1,000.00                 18.33                                    2,000.00       12,018.33
Beginning of Month 3       9,035.03     1,000.00                 16.70                                    3,000.00       12,035.03
Beginning of Month 4       8,050.09     1,000.00                 15.06                                    4,000.00       12,050.09
Beginning of Month 5       7,063.51     1,000.00                 13.42                                    5,000.00       12,063.51
Beginning of Month 6       6,075.28     1,000.00                 11.77                                    6,000.00       12,075.28
Beginning of Month 7       5,085.41     1,000.00                 10.13                                    7,000.00       12,085.41
Beginning of Month 8       4,093.89     1,000.00                  8.48                                    8,000.00       12,093.89
Beginning of Month 9       3,100.71     1,000.00                  6.82                                    9,000.00       12,100.71
Beginning of Month 10      2,105.88     1,000.00                  5.17                                   10,000.00       12,105.88
Beginning of Month 11      1,109.39     1,000.00                  3.51                                   11,000.00       12,109.39
Beginning of Month 12        111.24     1,000.00                  1.85                                   12,000.00       12,111.24
Beginning of Month 13        111.43                               0.19     15.00          0.00           12,000.00       12,111.43
Middle of Month 13           111.43                 1,015.00                                             12,015.00*      12,126.43
Beginning of Month 14        112.47                               1.04     15.00          0.00           12,015.00       12,127.47
Middle of Month 14           112.47                 1,015.00                                             12,030.00**     12,142.47

 * The market participation balance at the middle of month 13 is equal to $12,015. This is equal to the total invested principal balance of $12,000, plus $15 interest earned (guaranteed return). The $15 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 1.50%. ($ 12,000 + $ 1,000 x 1.50% = $12,015). During the grace period for the first participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,015 balance begins a new participation term.

** The market participation balance at the middle of month 14 is equal to $12,030. This is equal to the total invested principal balance of $12,000, plus $15 interest earned on $1,000 invested at the beginning of month 1, plus $15 interest earned on $1,000 invested at the beginning of month 2
      (both $1,000 investments are assumed to earn only the minimum of 1.50% ($
      12,000 + $ 1,000 x 1.50% + $ 1,000 x 1.50% = $12,030)). During the grace period for the second participation term, $1,015 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,015 balance begins a new participation term.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.


36p AMERIPRISE CERTIFICATES - PROSPECTUS

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by Ameriprise Financial or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates monthly closing values of the Index from Jan. 1990 through Feb. 2007. The values of the S&P 500 Index are reprinted with the permission of S&P.


S&P 500 INDEX AVERAGE ANNUAL RETURN

BEGINNING DATE FEB.   PERIOD HELD IN YEARS   AVERAGE ANNUAL RETURN

1997                          10                     6.45%
2002                           5                     5.36%
2006                           1                    11.62%



AMERIPRISE CERTIFICATES - PROSPECTUS 37p

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Jan. 1992 and continuing through Feb. 2006. The price return is the percentage return for each period using monthly closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.











Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of months when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 5-10% range.


38p AMERIPRISE CERTIFICATES - PROSPECTUS

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.

Like Ameriprise Stock Market Certificate, Ameriprise Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with ACC's guarantee of return of principal. In fact, the full and partial participation terms of Ameriprise Stock Market Certificate and Ameriprise Market Strategy Certificate are identical, assuming that the amount invested at the beginning of the term is the same in both certificates. The amounts earned in the fixed-interest account for Market Strategy Certificate will not be the same as interim interest for the Stock Market Certificate. (For Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for Market Strategy Certificate and Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for Stock Market Certificate and for Market Strategy Certificate starts on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both certificates will be identical. Ameriprise Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.









The performance information shown is the performance of Ameriprise Stock Market Certificate and NOT that of Ameriprise Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of Ameriprise Market Strategy Certificate will replicate that of Ameriprise Stock Market Certificate.

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your participation earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How the Index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The Index could decline.


AMERIPRISE CERTIFICATES - PROSPECTUS 39p

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

RATE OF RETURN ON S&P 500 INDEX

Term ending value of S&P 500 Index                  minus
Term beginning value of S&P 500 Index          divided by
Term beginning value of S&P 500 Index              equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                    940
Term beginning value of S&P 500 Index                 900
Maximum return                                          5%
Minimum return                                       1.00%
Partial participation rate                             25%

               940   Term ending value of S&P 500 Index
minus          900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals          40   Difference between beginning and ending values

                40   Difference between beginning and ending values
divided by     900   Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals        4.44%  Percent increase -- full participation return

              4.44%  Percent increase or decrease
times           25%  Partial participation rate
--------------------------------------------------------------------------------
equals        1.11%
plus          1.00%  Minimum interest rate
--------------------------------------------------------------------------------
equals        2.11%  Partial participation return
--------------------------------------------------------------------------------

In both cases in the example, the return would be less than the 5% maximum.

MAXIMUM RETURN AND PARTIAL PARTICIPATION MINIMUM RATE HISTORY -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. Ameriprise Market Strategy Certificate was introduced on April 29, 1998.

START OF TERM    MAXIMUM ANNUAL RETURN   PARTIAL PARTICIPATION MINIMUM RATE
Jan. 24, 1990           18.00%                          5.00%
Feb. 5, 1992            18.00                           4.00
May 13, 1992            15.00                           4.00
Sept. 9, 1992           12.00                           3.00
Nov. 11, 1992           10.00                           2.50
Nov. 2, 1994            10.00                           2.75
April 26, 1995          12.00                           3.50
Jan. 17, 1996           10.00                           3.25
Feb. 26, 1997           10.00                           3.00
May 7, 1997             10.00                           2.75
Oct. 8, 1997            10.00                           2.50
Dec. 16 1998             9.00                           2.50
Feb. 2, 2000            10.00                           2.50
June 14, 2000           11.00                           2.75
Aug. 16, 2000           10.00                           2.75


40p AMERIPRISE CERTIFICATES - PROSPECTUS

START OF TERM    MAXIMUM ANNUAL RETURN   PARTIAL PARTICIPATION MINIMUM RATE
Jan. 31, 2001            9.00%                          2.50%
Sept. 5, 2001            8.00                           2.50
Oct. 31, 2001            8.00                           2.00
Nov. 21, 2001            6.00                           1.00
June 26, 2002            6.00                           1.25
Oct. 23, 2002            5.00                           1.25
Feb. 19, 2003            5.00                           1.00
May 12, 2004             4.00                           0.75
April 27, 2005           5.00                           1.00
Oct. 19, 2005            6.00                           1.50
May 3, 2006              7.00                           2.00

EXAMPLES

To help you understand how a participation term of this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o     you purchased the certificate with a $10,000 original investment,

o     the partial participation rate is 25%,

o     the minimum interest rate for partial participation is 1%,

o     the maximum total return for full and partial participation is 5%.

 1. IF THE S&P 500 INDEX VALUE RISES
          WEEK 1/WED                                                                          WEEK 52/TUES
            S&P 500                                                                             S&P 500
          Index 1,000                  4% increase in the S&P 500 Index                       Index 1,040
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                                Partial participation interest and minimum interest
   $10,000   Original investment                                           $10,000   Original investment
   +   400   4% x $10,000                                                  +   100   1.00% (Minimum interest rate) x $10,000
             Participation interest                                        +   100   25% x 4% x $10,000 Participation interest
   -------                                                                 -------
   $10,400   Ending balance                                                $10,200   Ending balance
             (4% Total return)                                                       (2.00% Total return)
----------------------------------------------------------------------------------------------------------------------------------

2. IF THE S&P 500 INDEX VALUE FALLS
          WEEK 1/WED                                                                          WEEK 52/TUES
            S&P 500                                                                             S&P 500
          Index 1,000                  4% decrease in the S&P 500 Index                        Index 960
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                                Partial participation interest and minimum interest
   $10,000   Original investment                                           $10,000   Original investment
   +     0   Participation interest                                        +   100   1.00% (Minimum interest rate) x $10,000
   -------                                                                 +     0   Participation interest
   $10,000   Ending balance                                                -------
             (0% Total return)                                             $10,100   Ending balance
                                                                                     (1.00% Total return)
----------------------------------------------------------------------------------------------------------------------------------

3. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR FULL PARTICIPATION
          WEEK 1/WED                                                                          WEEK 52/TUES
            S&P 500                                                                             S&P 500
          Index 1,000                  10% increase in the S&P 500 Index                       Index 1,100
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                                Partial participation interest and minimum interest
   $10,000   Original investment                                           $10,000   Original investment
   +   500   5% x $10,000                                                  +   100   1.00% (Minimum interest rate) x $10,000
             Maximum interest                                              +   250   25% x 10% x $10,000 Participation interest
   -------                                                                 -------
   $10,500   Ending balance                                                $10,350   Ending balance
             (5% Total return)                                                       (3.50% Total return)
----------------------------------------------------------------------------------------------------------------------------------


AMERIPRISE CERTIFICATES - PROSPECTUS 41p

4. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR PARTIAL PARTICIPATION

       WEEK 1/WED                                                                             WEEK 52/TUES
         S&P 500                                                                                S&P 500
       Index 1,000                     30% increase in the S&P 500 Index                       Index 1,300
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                                                Partial participation interest and minimum interest
   $10,000   Original investment                                           $10,000   Original investment
   +   500   5% x $10,000                                                  +   100   1.00% (Minimum interest rate) x $10,000
             Maximum interest                                              +   400   25% x 30% = 7.5%; capped at (5%-1%) x $10,000
                                                                                     Participation interest
   -------                                                                 -------
   $10,500   Ending balance                                                $10,500   Ending balance
             (5% Total return)                                                       (5% Total return)
----------------------------------------------------------------------------------------------------------------------------------

ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. ACC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the Ameriprise Market Strategy Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by ACC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to ACC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to ACC or the certificate. S&P has no obligation to take the needs of ACC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by ACC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, ACC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.


42p AMERIPRISE CERTIFICATES - PROSPECTUS

OPPORTUNITIES AT THE END OF A PARTICIPATION TERM

Grace period: When a participation term ends, we will notify you of the start of a 14-day grace period before a new term automatically begins. During this 14-day grace period you can:

o     change your participation selection,

o     add money to your certificate,

o     change your participation term to remain in fixed interest,

o renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest,

o withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest,

o     or receive your participation interest in cash.

BY STARTING YOUR NEW TERM EARLY AND WAIVING THE 14-DAY GRACE PERIOD, YOU ARE CHOOSING TO START YOUR NEXT TERM WITHOUT KNOWING THE ENDING VALUE OF YOUR CURRENT TERM.

Changing fixed participation selection: Money can be withdrawn from the fixed-interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time. The money added will earn the same rate as the rest of the money in the fixed term.

NEW TERM: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday during the grace period. This will remain in effect for all future terms, unless we receive instructions changing your selection before the term ends. The 2% withdrawal charge will apply when you start your new term during the grace period. Your notice may also tell us to change your interest selection or add to your certificate. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest, renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest, or withdraw part of your money. The change will be in effect for any future term unless we receive instructions from you changing your selection. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact your financial advisor or call us.

HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor can help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial -- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About the Certificate." For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."


AMERIPRISE CERTIFICATES - PROSPECTUS 43p

PURCHASE POLICIES

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

o ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."

HOW TO MAKE INVESTMENTS

BY MAIL

Send your check, by regular or express mail, along with your name and account number to:

AMERIPRISE FINANCIAL SERVICES
70200 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

BY WIRE

If you have an established account, you may wire money to:

WELLS FARGO BANK MINNESOTA, N.A.
ROUTING NO. 091000019
MINNEAPOLIS, MN
ATTN: DOMESTIC WIRE DEPT.

GIVE THESE INSTRUCTIONS: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

o     Minimum amount for each wire investment: $1,000.

o Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o     You must pay for any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

o You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

o If you request a withdrawal, the dollars will be removed from credited fixed-interest first, then from principal in your fixed-interest subaccount, then from any renewing participation terms in the grace period, and then from principal in participation terms beginning with the most recent term start date and continuing with such subsequent terms in order of term start dates.


o You can withdraw the full value of your certificate by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."


o Full and partial withdrawals may result in loss of interest, depending upon the timing of your withdrawal.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000 or if it would reduce the amount in a participation term to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.


44p AMERIPRISE CERTIFICATES - PROSPECTUS

PENALTIES FOR WITHDRAWAL FROM YOUR PARTICIPATION TERMS: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn. The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required minimum distributions at age 70 1 /2. See "Retirement Plans: Special Policies."

LOSS OF INTEREST: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:

PARTICIPATION TERM

Balance in participation term                                           $10,000
Interest (interest is credited at the end of the term)                        0
Withdrawal of principal                                                  (2,000)
2% withdrawal penalty                                                       (40)
--------------------------------------------------------------------------------
Balance after withdrawal                                                $ 7,960
================================================================================

You will forfeit any accrued interest on the withdrawal amount.

FIXED INTEREST SUBACCOUNT

Balance earning fixed interest                                          $10,000
Interest credited to date                                                   100
Withdrawal of credited interest                                            (100)
Withdrawal of principal                                                  (1,900)
--------------------------------------------------------------------------------
Balance after withdrawal                                                $ 8,100
================================================================================

RETIREMENT PLANS: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another Ameriprise Financial Services account with different ownership will require a written request.


AMERIPRISE CERTIFICATES - PROSPECTUS 45p

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

BY PHONE

Call us at one of the telephone numbers listed on the back cover.

o     Maximum telephone withdrawal request: $100,000.

o Transfers into an Ameriprise Financial Services account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.

BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

AMERIPRISE FINANCIAL SERVICES
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

o     Withdrawals over $100,000.

o     Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

BY REGULAR OR EXPRESS MAIL

o     Mailed to address on record; please allow seven days for mailing.

o     Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

BY WIRE

o     Minimum wire amount: $1,000.

o     Request that money be wired to your bank.

o     Bank account must be in same ownership as the ACC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

BY ELECTRONIC TRANSFER

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o     No charge.

o     Deposited electronically in your bank account.

o     Allow two to five business days from request to deposit.


46p AMERIPRISE CERTIFICATES - PROSPECTUS

Ameriprise Stock Market Certificate

In this prospectus, "we," "us," "our," and "ours" refer to ACC, RiverSource Investments, RiverSource Service Corporation or Ameriprise Financial Services and "you," "your," and "yours" refer to the owner of the Certificate.

ABOUT THE CERTIFICATE

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Ameriprise Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Ameriprise Stock Market Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

INVESTMENT AMOUNTS

You may purchase the Ameriprise Stock Market Certificate in any amount from $1,000 through $1 million, payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million, unless you receive prior approval from ACC to invest more.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement accounts. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. ACC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example, assume your initial investment (face amount) of $10,000 has earned a return of 5.00%. ACC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

              $10,000         Face amount (initial investment)
plus              500         Interest credited to your account at the end of the term
plus                5         Interim interest (See "Interim interest" under Interest")
minus              (0)        Interest paid to you in cash
plus            2,500         Additional investment
minus              (0)        Withdrawals and applicable penalties
---------------------------------------------------------------------------------------
              $13,005         Principal at the beginning of the next term
=======================================================================================

CERTIFICATE TERM

Your first certificate term is a 52-week period. It begins on the Wednesday after ACC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. ACC has complete discretion to determine whether to accept an application and sell a certificate. For example, if ACC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. See "Interim interest" under "Interest." It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to ACC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

VALUE AT MATURITY

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.


AMERIPRISE CERTIFICATES - PROSPECTUS 47p

RECEIVING CASH DURING THE TERM

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

FULL PARTICIPATION INTEREST: With this option:

o you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate";

o you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term; and

o     your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

PARTIAL PARTICIPATION AND MINIMUM INTEREST: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also a rate of interest guaranteed by ACC in advance for each term (minimum interest). Your return consists of two parts:

o     a percentage of any increase in the S&P 500 Index, and

o     a rate of interest guaranteed by ACC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates."

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate."

FIXED INTEREST: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52 week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

MAXIMUM RETURN: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate."

However, ACC guarantees that, for persons who have received a special promotional coupon from ACC for purchase of a Stock Market Certificate and have satisfied any requirement stated in the coupon, the maximum return for the initial term will be the maximum return for special promotional coupons, see "Initial Interest and Participation Rates for Ameriprise Stock Market Certificate." For example, the coupon may require that you make a minimum investment and that you are not an existing client of Ameriprise Financial, or another affiliate of Ameriprise Financial. We will select persons to receive the coupon based on a business strategy to build relationships with persons who work for particular employers or with new clients in selected market segments who we believe meet threshold requirements for such factors as household income and home values. Coupons may be sent only to persons who both fit such a strategy and live in particular parts of the country or are affiliated with particular organizations. ACC also may give such a coupon to active or retired Ameriprise Financial employees, financial advisors of Ameriprise Financial Services, their immediate families and any U.S. employee of any affiliated company of ACC. This promotional rate will only be available if the recipient of the coupon presents it to the distributor or selling agent at the time of applying to purchase the certificate.


48p AMERIPRISE CERTIFICATES - PROSPECTUS

DETERMINING THE S&P 500 INDEX VALUE: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.


INTERIM INTEREST: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 50 basis points (.50%) below to 50 basis points (.50%) above the average interest rate published for 6-month certificates of deposit (CDs) in the BRM.


Bank Rate Monitor (BRM) Top 25 Market Average is a mark owned by Bankrate.com(R), a publication of Bankrate, Inc., N. Palm Beach, FL 33408. BRM has no connection with ACC, Ameriprise Financial or any of their affiliates. The BRM Top 25 Market Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. CDs in the BRM Top 25 Market Average are government insured fixed-rate time deposits.

If the BRM is no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.

To obtain information or current BRM Average rates, call us at the telephone numbers listed on the back cover.

EARNING INTEREST: ACC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

RATES FOR FUTURE PERIODS: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your financial advisor, or call us at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by Ameriprise Financial or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.


AMERIPRISE CERTIFICATES - PROSPECTUS 49p

HISTORICAL DATA ON THE S&P 500 INDEX


The following chart illustrates the monthly closing values of the Index from Jan. 1991 through Feb. 2007. The values of the S&P 500 Index are reprinted with the permission of S&P.








                       S&P 500 INDEX AVERAGE ANNUAL RETURN

BEGINNING DATE FEB.   PERIOD HELD IN YEARS    AVERAGE ANNUAL RETURN

1997                           10                     6.45%
2002                            5                     5.36%
2006                            1                    11.62%


The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Jan. 1991 and continuing through Feb. 2006. The price return is the percentage return for each period using monthly closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.


50p AMERIPRISE CERTIFICATES - PROSPECTUS

Using the same dates and data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the number of months when the 52-week price return was in the range specified below under each column. For example, the most common 52-week return during this time period was in the 5-10% range.






The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.






The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.


AMERIPRISE CERTIFICATES - PROSPECTUS 51p

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

RATE OF RETURN ON S&P 500 INDEX

Term ending value of S&P 500 Index                 minus
Term beginning value of S&P 500 Index         divided by
Term beginning value of S&P 500 Index             equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index             940
Term beginning value of S&P 500 Index          900
Maximum return                                   5%
Minimum return                                1.00%
Partial participation rate                      25%

                   940        Term ending value of S&P 500 Index
minus              900        Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals              40        Difference between beginning and ending values

                    40        Difference between beginning and ending values
divided by         900        Term beginning value of S&P 500 Index
--------------------------------------------------------------------------------
equals            4.44%       Percent increase -- full participation return

                  4.44%       Percent increase or decrease
times               25%       Partial participation rate
--------------------------------------------------------------------------------
equals            1.11%
plus              1.00%       Minimum interest rate
--------------------------------------------------------------------------------
equals            2.11%       Partial participation return
--------------------------------------------------------------------------------

In both cases in the example, the return would be less than the 5% maximum.

MAXIMUM RETURN AND PARTIAL PARTICIPATION MINIMUM RATE HISTORY -- The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

START OF TERM      MAXIMUM ANNUAL RETURN     PARTIAL PARTICIPATION MINIMUM RATE
Jan. 24, 1990             18.00%                           5.00%
Feb. 5, 1992              18.00                            4.00
May 13, 1992              15.00                            4.00
Sept. 9, 1992             12.00                            3.00
Nov. 11, 1992             10.00                            2.50
Nov. 2, 1994              10.00                            2.75
April 26, 1995            12.00                            3.50
Jan. 17, 1996             10.00                            3.25
Feb. 26, 1997             10.00                            3.00
May 7, 1997               10.00                            2.75
Oct. 8, 1997              10.00                            2.50
Dec. 16 1998               9.00                            2.50
Feb. 2, 2000              10.00                            2.50


52p AMERIPRISE CERTIFICATES - PROSPECTUS

START OF TERM      MAXIMUM ANNUAL RETURN     PARTIAL PARTICIPATION MINIMUM RATE
June 14, 2000             11.00%                           2.75%
Aug. 16, 2000             10.00                            2.75
Jan. 31, 2001              9.00                            2.50
Sept. 5, 2001              8.00                            2.50
Oct. 31, 2001              8.00                            2.00
Nov. 21, 2001              6.00                            1.00
June 26, 2002              6.00                            1.25
Oct. 23, 2002              5.00                            1.25
Feb. 19, 2003              5.00                            1.00
May 12, 2004               4.00                            0.75
April 27, 2005             5.00                            1.00
Oct. 19, 2005              6.00                            1.50
May 3, 2006                7.00                            2.00

EXAMPLES

To help you understand how this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o     you purchased the certificate with a $10,000 original investment,

o     the partial participation rate is 25%,

o     the minimum interest rate for partial participation is 1%,

o     the maximum total return for full and partial participation is 5%.

1. IF THE S&P 500 INDEX VALUE RISES
           WEEK 1/WED                                                         WEEK 52/TUES
            S&P 500                                                              S&P 500
           Index 1,000             4% increase in the S&P 500 Index            Index 1,040
-----------------------------------------------------------------------------------------------------------------------------
Full participation interest                                           Partial participation interest and minimum interest
   $10,000  Original investment                                       $10,000  Original investment
   +   400  4% x $10,000                                              +   100  1.00% (Minimum interest rate) x $10,000
            Participation interest                                    +   100  25% x 4% x $10,000 Participation interest
   ------                                                             -------
   $10,400  Ending balance                                            $10,200  Ending balance
            (4% Total return)                                                  (2.00% Total return)
-----------------------------------------------------------------------------------------------------------------------------

2. IF THE S&P 500 INDEX VALUE FALLS
           WEEK 1/WED                                                         WEEK 52/TUES
            S&P 500                                                              S&P 500
           Index 1,000             4% decrease in the S&P 500 Index            Index 960
-----------------------------------------------------------------------------------------------------------------------------
Full participation interest                                           Partial participation interest and minimum interest
   $10,000  Original investment                                       $10,000  Original investment
   +     0  Participation interest                                    +   100  1.00% (Minimum interest rate) x $10,000
                                                                      +     0  Participation interest
   -------                                                            -------
   $10,000  Ending balance                                            $10,100  Ending balance
            (0% Total return)                                                  (1.00% Total return)
-----------------------------------------------------------------------------------------------------------------------------

3. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR FULL PARTICIPATION
           WEEK 1/WED                                                         WEEK 52/TUES
            S&P 500                                                              S&P 500
           Index 1,000             10% increase in the S&P 500 Index          Index 1,100
-----------------------------------------------------------------------------------------------------------------------------
Full participation interest                                           Partial participation interest and minimum interest
   $10,000  Original investment                                       $10,000  Original investment
   +   500  5% x $10,000                                              +   100  1.00% (Minimum interest rate) x $10,000
            Maximum interest                                          +   250  25% x 10% x $10,000 Participation interest
   -------                                                            -------
   $10,500  Ending balance                                            $10,350  Ending balance
            (5% Total return)                                                  (3.50% Total return)
-----------------------------------------------------------------------------------------------------------------------------


AMERIPRISE CERTIFICATES - PROSPECTUS 53p

4. IF THE S&P 500 INDEX VALUE RISES ABOVE THE MAXIMUM RETURN FOR PARTIAL PARTICIPATION

            WEEK 1/WED                                                        WEEK 52/TUES
             S&P 500                                                            S&P 500
           Index 1,000             30% increase in the S&P 500 Index          Index 1,300
-----------------------------------------------------------------------------------------------------------------------------
Full participation interest                                           Partial participation interest and minimum interest
   $10,000  Original investment                                       $10,000  Original investment
   +   500  5% x $10,000                                              +   100  1.00% (Minimum interest rate) x $10,000
            Maximum interest                                          +   400  25% x 30% = 7.5%; capped at(5%-1%) x $10,000
                                                                               Participation interest
   -------                                                            -------
   $10,500  Ending balance                                            $10,500  Ending balance
            (5% Total return)                                                  (5% Total return)
-----------------------------------------------------------------------------------------------------------------------------

ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. ACC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the Ameriprise Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by ACC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to ACC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to ACC or the certificate. S&P has no obligation to take the needs of ACC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by ACC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, ACC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.


54p AMERIPRISE CERTIFICATES - PROSPECTUS

OPPORTUNITIES AT THE END OF A TERM

GRACE PERIOD: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o     change your interest selection,

o     add money to your certificate,

o     change your term start date,

o withdraw part or all of your money without a withdrawal penalty or loss of interest,

o     or receive your interest in cash.

BY STARTING YOUR NEW TERM EARLY AND WAIVING THE 14-DAY GRACE PERIOD, YOU ARE CHOOSING TO START YOUR NEXT TERM WITHOUT KNOWING THE ENDING VALUE OF YOUR CURRENT TERM.

CHANGING FIXED PARTICIPATION SELECTION: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

NEW TERM: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, or add to your certificate. You cannot withdraw part of your money and skip the 14-day grace period. If you make a withdrawal, a seven- or 14-day grace period is required. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term.

HOW TO INVEST AND WITHDRAW FUNDS

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services-- for example, through a direct marketing channel -- you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

IMPORTANT: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on Your Earnings."

PURCHASE POLICIES

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

o ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement
Plans: Special Policies."


AMERIPRISE CERTIFICATES - PROSPECTUS 55p

HOW TO MAKE INVESTMENTS

BY MAIL

Send your check, by regular or express mail, along with your name and account number to:

AMERIPRISE FINANCIAL SERVICES
70200 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

BY WIRE

For investment into an established account, you may wire money to:

WELLS FARGO BANK MINNESOTA, N.A.
ROUTING NO. 091000019
MINNEAPOLIS, MN
ATTN: DOMESTIC WIRE DEPT.

GIVE THESE INSTRUCTIONS: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your name). Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

o     Minimum amount for each wire investment: $1,000.

o Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o     You must pay for any fee the bank charges for wiring.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

o You can withdraw the full value of your certificate net any applicable penalties, by giving us proper instructions. To complete these transactions, see "How to Request a Withdrawal or Transfer."

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

PENALTIES FOR WITHDRAWAL DURING A TERM: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. This penalty will be taken from the remaining balance, not the amount withdrawn unless withdrawals of the penalty would cause your balance to be less than $1,000 in which case the penalty will be deducted from the amount withdrawn. The 2% penalty is waived upon death of the certificate owner and for six months after the estate settlement has been processed by ACC. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions See "Retirement Plans:
Special Policies."

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

LOSS OF INTEREST: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.


56p AMERIPRISE CERTIFICATES - PROSPECTUS

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

PARTICIPATION INTEREST

Account balance                                                      $   10,000
Interest (interest is credited at the end of the term)                        0
Withdrawal of principal                                                  (2,000)
2% withdrawal penalty                                                       (40)
--------------------------------------------------------------------------------
Balance after withdrawal                                             $    7,960
================================================================================

You will forfeit any accrued interest on the withdrawal amount.

FIXED INTEREST

Account balance                                                      $   10,000
Interest credited to date                                                   100
Withdrawal of credited interest                                            (100)
Withdrawal of principal                                                  (1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)                       (38)
--------------------------------------------------------------------------------
Balance after withdrawal                                             $    8,062
================================================================================

RETIREMENT PLANS: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

OTHER FULL AND PARTIAL WITHDRAWAL POLICIES

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other Ameriprise Certificate or into another new or existing Ameriprise Financial Services account that has the same ownership, subject to any terms and conditions that may apply.

Transfers to another Ameriprise Financial Services account with different ownership will require a written request.


AMERIPRISE CERTIFICATES - PROSPECTUS 57p

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

BY PHONE

o     Call us at one of the telephone numbers listed on the back cover.

o     Maximum telephone withdrawal request: $100,000.

o Transfers into an Ameriprise Financial Services account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us instruction in writing.

BY MAIL

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

AMERIPRISE FINANCIAL SERVICES
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474

Written requests are required for:

o     Withdrawals over $100,000.

o     Pension plans.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

o All owners must sign a written request if there was an address change within the last 30 days.

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

BY REGULAR OR EXPRESS MAIL

o     Mailed to address on record; please allow seven days for mailing.

o     Payable to name(s) listed on the account.

o The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

BY WIRE

o     Minimum wire amount: $1,000.

o     Request that money be wired to your bank.

o     Bank account must be in same ownership as the ACC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

o Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

 BY ELECTRONIC TRANSFER

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o     No charge.

o     Deposited electronically in your bank account.

o     Allow two to five business days from request to deposit.


58p AMERIPRISE CERTIFICATES - PROSPECTUS

General Information

RETIREMENT PLANS: SPECIAL POLICIES

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of the certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's benefit under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a custodial or investment only retirement plan, special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the plan document or as otherwise provided in the plan document.

o The annual custodial fee for IRAs may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o If applicable, we will waive withdrawal penalties on withdrawals for qualified retirement plan and IRA certificate accounts for your required minimum distributions.

o If your certificate is held in an IRA, special rules or fees, or both, may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, you will receive a distribution for the full value of your certificate. The distribution will be income taxable to you, and if applicable, subject to a 10% premature withdrawal penalty tax.

o If you withdraw all funds from your last account in an IRA at Ameriprise Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

WITHDRAWAL AT DEATH FOR AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE AND AMERIPRISE INSTALLMENT CERTIFICATE

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

TRANSFER OF OWNERSHIP

While this certificate is not negotiable, ACC will transfer ownership upon your written notification. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your financial advisor or call us at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.


AMERIPRISE CERTIFICATES - PROSPECTUS 59p

TAXES ON YOUR EARNINGS

Each calendar year we provide the certificate owners and the IRS with reports of all interest of $10 and above credited to certificate owners' accounts on Form 1099-INT, "Interest Income." Withdrawals are reported to certificate owners and the IRS on Form 1099-B, "Proceeds from Broker and Barter Exchange Transactions." The bonus payments for Ameriprise Cash Reserve Certificate and Ameriprise Installment Certificate and interest on your certificate, including interest on bonus payments for Ameriprise Cash Reserve Certificate and Ameriprise Installment Certificate, are taxable when credited to your account.

We also provide information on participation and minimum interest on Ameriprise Market Strategy Certificate and Ameriprise Stock Market Certificate when credited to owners' accounts, generally at the end of each certificate term, and fixed and interim interest accrued through the end of each calendar year. The manner in which such income is to be reported for tax purposes by a certificate owner will be based on the method of accounting that the owner uses in general to report income.

Under IRS regulations governing the tax treatment of debt instruments such as the Ameriprise Market Strategy Certificate and Ameriprise Stock Market Certificate which provide for variable rates of interest, the certificate is treated as either a variable rate debt instrument (VRDI) or a contingent debt instrument (CDI). We believe there is a sound basis under these regulations to treat and report the certificate as a VRDI. Under the VRDI approach, full participation interest or partial participation together with minimum interest on the certificate would generally be treated as qualified stated interest that accrues over each term. However, there can be no guarantee that the certificate will not be treated as a CDI since, among other items, the regulations do not address an instrument with all the features of the certificate. If treated as CDI, interest would generally be taken into account for each term under a "noncontingent bond method," under which an owner would have taxable income to report under the rules similar to those for accruing original issue discount. For cash-basis owners, this could result in income having to be reported in advance of interest being credited to their accounts. There also could be differences in the character of income reported if the certificate were classified as a CDI rather than a VRDI.

The foregoing does not address the tax consequences of ownership of a certificate through an IRA, 401(k) or other tax qualified retirement plan account, or try to cover all tax consequences arising from the ownership of a certificate. It is possible that changes in tax laws or interpretations may result in changes to the foregoing descriptions. As always, before purchasing an Ameriprise Certificate, you should consult your own tax advisor as to all tax consequences of ownership of the certificate.

RETIREMENT ACCOUNTS

If this certificate is held in an IRA or other qualified plan account, certain income tax rules apply to withdrawals.

INCOME TAX WITHHOLDING: When you take a distribution from an IRA, 10% of the amount must be withheld for federal income taxes, unless you elect not to have the tax withholding apply. When you take a distribution from a qualified plan account, such as a 401(k) or 403(b), 20% of the amount must be withheld for federal income taxes unless the distribution is directly rolled over to another qualified plan or IRA.

TAX PENALTIES: In general, distributions from IRAs and other qualified plan accounts are also subject to an IRS 10% premature distribution penalty tax unless the distribution is made after age 59 1/2 or to your beneficiaries following your death, or you are disabled. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

This certificate may not be available for all types of retirement accounts.

GIFTS TO MINORS


The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $_____ for the year 2007 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.



60p AMERIPRISE CERTIFICATES - PROSPECTUS

YOUR TIN AND BACKUP WITHHOLDING

As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide and certify the correct TIN, you could be subject to backup withholding of 28% of your interest earnings. You could also be subject to further penalties, such as:

o     a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o     criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

HOW TO DETERMINE THE CORRECT TIN

FOR THIS TYPE OF ACCOUNT:                               USE THE SOCIAL SECURITY OR EMPLOYER IDENTIFICATION NUMBER OF:
Individual or joint account                             The individual or one of the owners listed on the joint account
-------------------------------------------------------------------------------------------------------------------------------
Custodian account of a minor (Uniform Gifts/Transfers   The minor
to Minors Act)
-------------------------------------------------------------------------------------------------------------------------------
A revocable living trust                                The grantor-trustee (the person who puts the money into the trust)
-------------------------------------------------------------------------------------------------------------------------------
An irrevocable trust, pension trust or estate           The legal entity (not the personal representative or trustee, unless no legal entity is designated in the account title)
-------------------------------------------------------------------------------------------------------------------------------
Sole proprietorship or single-owner LLC                 The owner
-------------------------------------------------------------------------------------------------------------------------------
Partnership or multi-member LLC                         The partnership
-------------------------------------------------------------------------------------------------------------------------------
Corporate or LLC electing corporate status on           The corporation
Form 8832
-------------------------------------------------------------------------------------------------------------------------------
Association, club or tax-exempt organization            The organization
-------------------------------------------------------------------------------------------------------------------------------

For details on TIN requirements, ask your financial advisor or contact your local Ameriprise Financial Services office for federal Form W-9, Request for Taxpayer Identification Number and Certification. You also may obtain the form on the Internet at www.irs.gov.

HOW YOUR MONEY IS USED AND PROTECTED

INVESTED AND GUARANTEED BY ACC

ACC, a wholly-owned subsidiary of Ameriprise Financial, issues Ameriprise Certificates. ACC is the largest issuer of face-amount certificates in the United States, with total assets of more than $6.0 billion and a net worth in excess of $275 million on Dec. 31, 2005.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o     interest to certificate owners; and

o various expenses, including taxes, fees to RiverSource Investments for advisory and other services, distribution fees to Ameriprise Financial Services, selling agent fees to selling agents, custody fees to Ameriprise Trust Company, and transfer agent fees to RiverSource Service Corporation.

For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.


AMERIPRISE CERTIFICATES - PROSPECTUS 61p

REGULATED BY GOVERNMENT

Because Ameriprise Certificates are securities, their offer and sale are subject to regulation under federal and state securities laws. Ameriprise Certificates are face-amount certificates. Each certificate is not a bank product, an equity investment, a form of life insurance or an investment trust.


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account. These investments back the entire value of all outstanding certificate accounts. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2006, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $_____ million. We are required to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.


ACC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by ACC). ACC also has entered into a written understanding with the Minnesota Department of Commerce that ACC will maintain capital equal to 5% of the assets of ACC (less any loans on outstanding certificates). When computing its capital for these purposes, ACC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


Our investments are varied and of high quality. This was the composition of the ACC portfolio at Dec. 31, 2006:


TYPE OF INVESTMENT                                           NET AMOUNT INVESTED

Government agency bonds                                              __%
Corporate and other bonds                                            __
Mortgage loans and other loans                                       __
Cash and cash equivalents                                            __

At Dec. 31, 2006 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade by Moody's and Standard & Poors (S&P) and approximately ___% of the portfolio is deemed investment grade based on RiverSource Investments' internal analysis, using criteria similar to those used by Moody's and S&P, when a public rating does not exist. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.

Most of our investments are on deposit with Ameriprise Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. Ameriprise Trust Company is a wholly-owned subsidiary of Ameriprise Financial. Copies of our Dec. 31, 2006 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


INVESTMENT POLICIES

RiverSource Investments, LLC serves as ACC's investment manager and invests the assets in ACC's portfolio in accordance with ACC's investment policy and applicable law. The following policies currently govern RiverSource Investments' investment decisions:

DEBT SECURITIES

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The prices of bonds generally fall as interest rates increase, and rise as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The prices of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They experience greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Under normal circumstances, at least 85% of the securities in ACC's portfolio will be rated investment grade, or in the opinion of ACC's investment advisor will be the equivalent of investment grade. Securities that are subsequently downgraded in quality may continue to be held by ACC and will be sold only when ACC believes it is advantageous to do so.


At Dec. 31, 2006, ACC held about __% of its investment portfolio in investments rated below investment grade.



62p AMERIPRISE CERTIFICATES - PROSPECTUS

PURCHASING SECURITIES ON MARGIN

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

COMMODITIES

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

UNDERWRITING

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

BORROWING MONEY

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

REAL ESTATE

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of ACC, will be less than 5% of ACC's assets.

LENDING SECURITIES

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of ACC's assets.

WHEN-ISSUED SECURITIES

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. ACC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect ACC's investment portfolio the same as owned securities.

FINANCIAL TRANSACTIONS INCLUDING HEDGES

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. ACC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with ACC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on ACC's ability to enter into financial transactions to manage the interest rate risk associated with ACC's assets and liabilities, but ACC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.


AMERIPRISE CERTIFICATES - PROSPECTUS 63p

ILLIQUID SECURITIES

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. ACC's investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of ACC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, ACC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

FOREIGN INVESTMENTS

We may invest up to 10% of our assets in certain foreign securities as permitted by applicable Minnesota law.

OTHER RESTRICTIONS

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

GENERAL INFORMATION ON ACC AND HOW IT OPERATES

RELATIONSHIP BETWEEN ACC AND AMERIPRISE FINANCIAL, INC.

ACC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, to American Express Certificate Company on April 26, 2000, and to Ameriprise Certificate Company on Aug. 1, 2005.

ACC files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before ACC was created, Ameriprise Financial (formerly known as American Express Financial Corporation and, before that, IDS Financial Corporation), our parent company, had issued similar certificates since 1894.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

ACC authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. Ameriprise Financial owns all of the outstanding shares.


For the fiscal year ended Dec. 31, 2006, ACC had issued (in face amount) $___________ of installment certificates and $___________ of single payment certificates. At Dec. 31, 2006, ACC had issued (in face amount) $___________ of installment certificates and $___________ of single payment certificates since its inception in 1941.


SERVICE PROVIDERS

In connection with ACC's business of issuing and distributing certificates and managing the assets that back the certificates it utilizes a number of service providers. ACC has entered into agreements with several entities, all of which are affiliated with ACC, to provide asset management and administrative services, distribution, transfer agent services, and custody.

INVESTMENT MANAGEMENT AND SERVICES

Under the Investment Advisory and Services Agreement, RiverSource Investments acts as our investment advisor and is responsible for:

o     providing investment research,

o     making specific investment recommendations, and

o executing purchase and sale orders according to our policy of seeking to obtain the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with RiverSource Investments requires annual renewal by our board, including a majority of directors who are not interested persons of RiverSource Investments, Ameriprise Financial or ACC as defined in the federal Investment Company Act of 1940.


64p AMERIPRISE CERTIFICATES - PROSPECTUS

For its services, ACC pays RiverSource Investments a monthly fee, equal on an annual basis to a percentage of the net invested assets of ACC.

Net invested assets are determined using Generally Accepted Accounting Principles (GAAP) and include the following items:

o     cash and cash equivalents;

o     accounts receivable for interest and dividends and securities sold;

o     accounts payables for invested assets purchased;

o     securities available for sale (including any segregated assets);

o     trading securities;

o     purchased equity index options;

o     written equity index options; and

o     mortgages.

The fee paid to RiverSource Investments for managing and servicing bank loans is 0.35% of the book value of the investment on an annual basis.


INVESTMENT ADVISORY AND SERVICES FEE RATE

INCLUDED ASSETS                                  PERCENTAGE OF TOTAL BOOK VALUE

First $250 million                                            0.350%
Next $250 million                                             0.300
Next $500 million                                             0.250
Any amount over $1 billion                                    0.200


INVESTMENT ADVISORY AND SERVICES FEE PAID FOR THE PAST THREE YEARS

YEAR                                                        TOTAL FEES

2006                                                       $__________
2005                                                        __________
2004                                                        __________

OTHER EXPENSES PAYABLE BY ACC: In addition to the investment management services described above, the Investment Advisory and Services Agreement also provides that ACC pays:

o costs incurred by ACC in connection with the acquisition, management, servicing or disposition of real estate mortgages, real estate or property improvement loans;


o     taxes;

o     depository and custodian fees incurred by ACC;

o brokerage commissions and charges in the purchase and sale of ACC's assets;


o fees and expenses for services not covered by other agreements and provided to ACC at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of RiverSource Investments;

o fees and expenses of ACC's directors who are not officers or employees of RiverSource Investments or its affiliates;


o provision for certificate reserves (interest accrued on certificate owner accounts);


o     expenses of customer settlements not attributable to sales functions;

o     transfer agency fees and expenses;

o filing fees and charges incurred by ACC in connection with filing documents with the State of Minnesota or its political subdivisions;

o     organizational expenses paid by ACC; and

o     expenses properly payable by ACC, approved by the ACC Board of Directors.


Under the Administration and Services Agreement between RiverSource Investments and Ameriprise Financial, RiverSource Investments delegates certain administrative and investment support services to Ameriprise Financial.


AMERIPRISE CERTIFICATES - PROSPECTUS 65p

DISTRIBUTION

Under the Distribution Agreement between ACC and Ameriprise Financial Services (formerly American Express Financial Advisors Inc.), Ameriprise Financial Services receives compensation for the distribution of Ameriprise certificates as follows:

For AMERIPRISE CASH RESERVE CERTIFICATE:

o     0.0625% of the initial payment on the issue date of the certificate, and

o 0.0625% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

For AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE:


o For all terms except 7 and 13 months, 0.08% of the initial payment on the issue date of the certificate;

o For all terms except 7 and 13 month, 0.08% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date;

o For 7 month terms, 0.08% of the initial payment on the issue date of the certificate, 0.08% of the certificate's reserve at the beginning of the second quarter from issue date of the certificate and 0.027% of the certificate's reserve at the beginning of the last month of the certificate term; and

o For 13 month terms, 0.032% of the initial payment on the issue date of the certificate, 0.032% of the certificate's reserve at the beginning of the second, third and fourth quarters from issue date and 0.011% at the beginning of the last month of the certificate term.


For AMERIPRISE INSTALLMENT CERTIFICATE:

o Monthly 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

For AMERIPRISE MARKET STRATEGY CERTIFICATE:

o 0.90% of the initial investment on the first day of the certificate's term, and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

For AMERIPRISE STOCK MARKET CERTIFICATE:

o 0.90% of the initial investment on the first day of the certificate's term, and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

THE DISTRIBUTION FEE IS NOT ASSESSED TO YOUR CERTIFICATE ACCOUNT.


Total distribution fees paid to Ameriprise Financial Services for all series of certificates amounted to $__________ during the year ended Dec. 31, 2006.


See Note 1 to the financial statements regarding deferral of distribution fee expense.

In addition, ACC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, ACC may pay or permit other promotional incentives, in cash or credit or other compensation.

ACC's products are sold in the United States through a network of financial advisors who are either employees of or affiliated with Ameriprise Financial Services. Ameriprise Financial Services pays commissions to its financial advisors, and pays other selling expenses in connection with services to ACC. The financial advisors sell a range of investment products, both proprietary and non-proprietary, including products that may compete with certificates offered by ACC. Differences in the compensation structure associated with the various products that the financial advisors sell tend to create conflicts between the interests of the financial advisors' clients and the interests of the financial advisors themselves. These conflicts are mitigated by regulatory standards that govern the financial advisors' sales practices and Ameriprise Financial Services oversight of those sales practices. ACC's board of directors, including a majority of directors who are not interested persons of Ameriprise Financial Services or ACC, approved the Distribution Agreements.

TRANSFER AGENT


Under the Transfer Agency Agreement, RiverSource Service Corporation, a wholly-owned subsidiary of Ameriprise Financial, maintains certificate owner accounts and records. ACC pays RiverSource Service Corporation a monthly fee of one-twelfth of $20.00 per certificate owner account for this service.


CUSTODIAN

Under the Custody Agreement, Ameriprise Trust Company, a wholly-owned subsidiary of Ameriprise Financial, holds ACC's assets in custody for the benefit of ACC. The agreement authorizes Ameriprise Trust Company to enter into subcustodial arrangements with other banks, and Ameriprise Trust Company has established such an arrangement with Bank of New York for custody of foreign assets. ACC pays Ameriprise Trust Company fees based on the assets held in custody for ACC as well as per transaction charges for certain types of transactions and out-of-pocket expenses.


66p AMERIPRISE CERTIFICATES - PROSPECTUS

DIRECTORS AND OFFICERS

ACC's sole shareholder, Ameriprise Financial, elects the board of directors that oversees ACC's operations. The board annually elects the chairman and ACC's executive officers for a term of one year. The president appoints the other executive officers.


We paid a total of $_______ during 2006 to directors not employed by Ameriprise Financial.


INDEPENDENT BOARD MEMBERS*

NAME,
ADDRESS,                           POSITION HELD WITH ACC AND    PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                                LENGTH OF SERVICE             DURING PAST FIVE YEARS        OTHER DIRECTORSHIPS  MEMBERSHIPS
------------------------------------------------------------------------------------------------------------------------------------
Karen M. Bohn                      Board member since 2001       President and CEO, Galeo      Alerus Financial     Audit
6620 Iroquois Trail                                              Group LLC; Independent        Corp., Gander
Edina, MN 55439                                                  business consultant           Mountain, Otter
Born in 1953                                                                                   Tail Corporation

------------------------------------------------------------------------------------------------------------------------------------
Rodney P. Burwell                  Board member since 1999       Chairman, Xerxes Corporation  TCF Financial        Audit, Dividend
7901 Xerxes Avenue South                                         (fiberglass storage tanks)
Suite 201
Bloomington, MN 55431
Born in 1939

------------------------------------------------------------------------------------------------------------------------------------
Jean B. Keffeler                   Board member since 1999       Retired business executive                         Audit
P.O. Box 1377
Livingston, MT 59047
Born in 1945

------------------------------------------------------------------------------------------------------------------------------------
Thomas R. McBurney                 Chairman since 2005,          President, McBurney           The Valspar          Audit, Dividend
4900 IDS Center                    Board member since 1999       Management Advisors           Corporation
80 South Eighth Street                                                                         (coatings)
Minneapolis, MN 55402
Born in 1938
------------------------------------------------------------------------------------------------------------------------------------

*     Mr. Burwell, Ms. Keffeler and Mr. McBurney also serve as directors of IDS
      Life Insurance Company of New York and American Centurion Life Assurance
      Company which are indirectly controlled by Ameriprise Financial or its affiliates.

BOARD MEMBER AFFILIATED WITH AMERIPRISE CERTIFICATE COMPANY**

NAME,
ADDRESS,                           POSITION HELD WITH ACC        PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                                AND LENGTH OF SERVICE         DURING PAST FIVE YEARS        OTHER DIRECTORSHIPS  MEMBERSHIPS
------------------------------------------------------------------------------------------------------------------------------------

William F. Truscott                Board member and President    President - U.S. Asset
53600 Ameriprise Financial Center  since 2006                    Management and Chief
Minneapolis, MN 55474                                            Investment Officer,
Born in 1960                                                     Ameriprise Financial, Inc.
                                                                 and President, Chairman of
                                                                 the Board and Chief
                                                                 Investment Officer,
                                                                 RiverSource Investments, LLC
                                                                 since 2005; Senior Vice
                                                                 President - Chief Investment
                                                                 Officer, Ameriprise
                                                                 Financial, Inc. and Chairman
                                                                 of the Board and Chief
                                                                 Investment Officer,
                                                                 RiverSource Investments,
                                                                 LLC, 2001-2005

------------------------------------------------------------------------------------------------------------------------------------

** Interested person by reason of being an officer, director and/or employee of Ameriprise Financial or its affiliates.

EXECUTIVE OFFICERS

NAME,
ADDRESS,                           POSITION HELD WITH ACC        PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                                AND LENGTH OF SERVICE         DURING PAST FIVE YEARS        OTHER DIRECTORSHIPS  MEMBERSHIPS
------------------------------------------------------------------------------------------------------------------------------------

William F. Truscott                Board member and President    President - U.S. Asset                             Dividend,
53600 Ameriprise Financial Center  since 2006                    Management and Chief                               Investment
Minneapolis, MN 55474                                            Investment Officer,
Born in 1960                                                     Ameriprise Financial, Inc.
                                                                 and President, Chairman of
                                                                 the Board and Chief
                                                                 Investment Officer,
                                                                 RiverSource Investments, LLC
                                                                 since 2005; Senior Vice
                                                                 President - Chief Investment
                                                                 Officer, Ameriprise
                                                                 Financial, Inc. and Chairman
                                                                 of the Board and Chief
                                                                 Investment Officer,
                                                                 RiverSource Investments,
                                                                 LLC, 2001-2005

------------------------------------------------------------------------------------------------------------------------------------


AMERIPRISE CERTIFICATES - PROSPECTUS 67p

NAME,
ADDRESS,                           POSITION HELD WITH ACC        PRINCIPAL OCCUPATIONS                              COMMITTEE
AGE                                AND LENGTH OF SERVICE         DURING PAST FIVE YEARS        OTHER DIRECTORSHIPS  MEMBERSHIPS
------------------------------------------------------------------------------------------------------------------------------------

Brian J. McGrane                   Vice President and Chief      Senior Vice President - Lead
807 Ameriprise Financial Center    Financial Officer since 2003  Financial Officer - Asset
Minneapolis, MN 55474                                            Management, Insurance and
Born in 1971                                                     Annuities, Ameriprise
                                                                 Financial, since 2005; Vice
                                                                 President - Lead Financial
                                                                 Officer - Asset Management
                                                                 Businesses, Ameriprise
                                                                 Financial, 2003-2005, Vice
                                                                 President and Chief
                                                                 Financial Officer,
                                                                 RiverSource Investments, LLC
                                                                 since 2002; Vice President -
                                                                 Lead Financial Officer -
                                                                 Institutional and Brokerage,
                                                                 Ameriprise Financial,
                                                                 2002-2003; Vice President -
                                                                 Lead Financial Officer - US
                                                                 Brokerage, Ameriprise
                                                                 Financial, 2001-2002


------------------------------------------------------------------------------------------------------------------------------------
David K. Stewart                   Vice President, Controller    Vice President and
802 Ameriprise Financial Center    and Chief Accounting Officer  Controller, Ameriprise
Minneapolis, MN 55474              since 2004                    Financial and Ameriprise
Born in 1953                                                     Financial Services since
                                                                 2002; Treasurer - Lutheran
                                                                 Brotherhood, 1985-2002

------------------------------------------------------------------------------------------------------------------------------------

Joseph B. Krekelberg               Treasurer since 2006          Vice President and Lead
807 Ameriprise Financial Center                                  Financial Officer - Asset
Minneapolis, MN 55474                                            Management, Ameriprise
Born in 1967                                                     Financial, since 2002;
                                                                 Director, Strategic Business
                                                                 Analysis, Ameriprise
                                                                 Financial, 2001-2002

------------------------------------------------------------------------------------------------------------------------------------
Michelle M. Keeley                 Vice President - Investments  Executive Vice President -
172 Ameriprise Financial Center    since 2003                    Equity and Fixed Income,
Minneapolis, MN 55474                                            Ameriprise Financial, Inc.
Born in 1964                                                     and RiverSource Investments,
                                                                 LLC since 2006; Senior Vice
                                                                 President - Fixed Income,
                                                                 Ameriprise Financial, Inc.,
                                                                 2002-2006 and RiverSource
                                                                 Investments, LLC, 2004-2006;
                                                                 Managing Director, Zurich
                                                                 Global Assets, 2001-2002

------------------------------------------------------------------------------------------------------------------------------------
Scott R. Plummer                   Vice President, General       Vice President and Chief
5228 Ameriprise Financial Center   Counsel and Secretary         Counsel - Asset Management,
Minneapolis, MN 55474              since 2005                    Ameriprise Financial, Inc.
Born in 1959                                                     since 2005; Vice President -
                                                                 Asset Management Compliance,
                                                                 Ameriprise Financial, Inc.,
                                                                 2004-2005; Senior Vice
                                                                 President and Chief
                                                                 Compliance Officer, U.S.
                                                                 Bancorp Asset Management,
                                                                 2002-2004; Second Vice
                                                                 President and Assistant
                                                                 General Counsel, Hartford
                                                                 Life, 2001-2002

------------------------------------------------------------------------------------------------------------------------------------
Jennifer D. Lammers                Chief Compliance Officer      U.S. Asset Management Chief
172 Ameriprise Financial Center    since 2007                    Compliance Officer,
Minneapolis, MN 55474                                            RiverSource Investments, LLC
Born in 1960                                                     since 2006; Director -
                                                                 Mutual Funds, Voyageur Asset
                                                                 Management, 2003-2006;
                                                                 Director of Finance,
                                                                 Voyageur Asset Management,
                                                                 2000-2003


------------------------------------------------------------------------------------------------------------------------------------

The officers and directors as a group beneficially own less than 1% of the common stock of Ameriprise Financial.

ACC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


68p AMERIPRISE CERTIFICATES - PROSPECTUS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements and schedules appearing in ACC's Annual Report (Form 10-K) for the year ended Dec. 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


ADDITIONAL INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


To the extent and only to the extent that any statement in a document incorporated by reference into this prospectus is modified or superseded by a statement in this prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this prospectus. The Annual Report on Form 10-K for the year ended Dec. 31, 2006 previously filed by ACC with the SEC under the Securities Exchange Act of 1934 is incorporated by reference into this prospectus.


ACC will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your written or oral request. You can contact us at 1-800-862-7919 and the address listed on the back cover of this prospectus. You can access this document at www.ameriprise.com/amp/individual/products/investing/certificates.asp.

AVAILABLE INFORMATION

This prospectus is part of a registration statement we file with the SEC. Additional information on ACC and Ameriprise certificates is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, information incorporated by reference is available on the EDGAR Database on the SEC's Internet site at (http://www.sec.gov).

APPENDIX

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, ACC will consider the financial condition of the issuer or the protection afforded by the terms of the security.


AMERIPRISE CERTIFICATES - PROSPECTUS 69p

QUICK TELEPHONE REFERENCE

(800) 862-7919   AMERIPRISE FINANCIAL SERVICES
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                 information (automated response for Touchtone(R) phones only)

(800) 862-7919   AMERIPRISE FINANCIAL SERVICES
                 Withdrawals, transfers, inquiries

(800) 846-4852   TTY SERVICE
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AMERIPRISE CERTIFICATE COMPANY
70100 AMERIPRISE FINANCIAL CENTER
MINNEAPOLIS, MN 55474
WEBSITE ADDRESS:
HTTP://WWW.AMERIPRISE.COM

Distributed by
Ameriprise Financial Services, Inc.

Investment Company Act File #811-00002


                                                                S-6000 AA (4/07)

              CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 35 TO
                      REGISTRATION STATEMENT NO. 2-95577

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

         The By-Laws of Ameriprise Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

         The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)      Securities Sold

2004     American Express Special Deposits           8,423,210.00
2005     American Express Special Deposits           17,444,790.00

(b)      Underwriters and other purchasers

American Express Special Deposits were marketed by American Express Bank Ltd.
(AEB) to private banking clients of AEB in the United Kingdom. Effective Oct. 1, 2005, Ameriprise Certificate Company is no longer offering American Express Special Deposits.

(c)      Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $226,417.33 in 2004 and $159,332.38 in 2005.

(d)      Exemption from registration claimed

American Express Special Deposits were marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

1 Distribution Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Financial Services, Inc. is filed electronically herewith as Exhibit 1 to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577.

2        Not Applicable.

3(a) Amended and Restated Certificate of Incorporation of American Express Certificate Company, dated Aug. 1, 2005, filed electronically on or about March 10, 2006 as Exhibit 3(a) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

3(b)     Current By-Laws, filed electronically as Exhibit 3(e) to
         Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

4        Not Applicable.

5 An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6 through 9  None.

10(a) Investment Advisory and Services Agreement, dated Dec. 31, 2006, between ACC and RiverSource Investments, LLC, is filed electronically herewith as Exhibit 10(a) to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577.

10(b) Administration and Services Agreement, dated Oct. 1, 2005, between RiverSource Investments, LLC and Ameriprise Financial, Inc. filed electronically on or about March 10, 2006 as Exhibit 10(s) to Ameriprise Certificate Company's 2005 annual report on Form 10-K is incorporated by reference.

10(c) Depositary and Custodial Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Trust Company, is filed electronically herewith as
         Exhibit 10(c) to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577.

10(d) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as
         Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

10(e) Transfer Agent Agreement, dated Dec. 31, 2006 between ACC and RiverSource Service Corporation is filed electronically herewith as
         Exhibit 10(e) to Registrant's Post-Effective Amendment No. 35 to Registration Statement No. 2-95577.

11 through 13     None

14(a) Code of Ethics under rule 17j-1 for Ameriprise Certificate Company, filed electronically as Exhibit 10 (p) (1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

14(b) Codes of Ethics under rule 17j-1 for ACC's investment advisor and principal underwriter, dated April 2006 and Jan. 2007, are filed electronically herewith as Exhibit 14(b) to Registrant's
         Post-Effective Amendment No. 35 to Registration Statement No.
         2-95577.

15 through 22     None

23 Consent of Independent Registered Public Accounting Firm to be filed by Amendment.

24(a) Directors' Power of Attorney, dated Aug. 1, 2006, is filed electronically herewith as Exhibit 24(a) to Registrant's
         Post-Effective Amendment No. 35 to Registration Statement No.
         2-95577.

24(b) Director's Power of Attorney, dated Aug. 1, 2006, is filed electronically herewith as Exhibit 24(b) to Registrant's
         Post-Effective Amendment No. 35 to Registration Statement No.
         2-95577.

24(c) Officers' Power of Attorney, dated Aug. 1, 2006, is filed electronically herewith as Exhibit 24(c) to Registrant's
         Post-Effective Amendment No. 35 to Registration Statement No.
         2-95577.

25 through 27     None.

(b) The financial schedules for Ameriprise Certificate Company to be filed by Amendment.

Item 17. Undertakings.

         Without limiting or restricting any liability on the part of the other, Ameriprise Financial Services, Inc., as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. Ameriprise Financial Services, Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of Ameriprise Financial Services, Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on Feb. 26, 2007.

AMERIPRISE CERTIFICATE COMPANY



By: /s/  William F. Truscott
    ----------------------------
         William F. Truscott
         President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on Feb. 26, 2007.

Signature                           Capacity

/s/      William F. Truscott        President and Director
--------------------------------    (Principal Executive Officer)
         William F. Truscott

/s/      Brian J. McGrane           Vice President and Chief Financial Officer
--------------------------------    (Principal Financial Officer)
         Brian J. McGrane

/s/      David K. Stewart           Vice President, Controller and
--------------------------------    Chief Accounting Officer
         David K. Stewart           (Principal Accounting Officer)

/s/      Rodney P. Burwell*         Director
--------------------------------
         Rodney P. Burwell

/s/      Jean B. Keffeler*          Director
--------------------------------
         Jean B. Keffeler

/s/      Thomas R. McBurney*        Chairman and Director
--------------------------------
         Thomas R. McBurney

/s/      Karen M. Bohn*             Director
--------------------------------
         Karen M. Bohn

* Signed pursuant to Directors' Power of Attorney, dated Aug. 1, 2006, filed electronically herewith as Exhibit 24(a), by:



By: /s/  Scott R. Plummer
    ----------------------------
         Scott R. Plummer